UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

SCHEDULE 14A

_________________

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. __)

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RumbleOn, Inc.
(Name of Registrant as Specified in its Charter)

________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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RumbleOn, Inc.
901 W. Walnut Hill Lane
Irving, Texas 75038

June 23, 2023

Dear Fellow RumbleOn Stockholder:

We are pleased to invite you to join us at the 2023 Annual Meeting of Stockholders of RumbleOn, Inc. (“RumbleOn”) to be held on Friday, July 14, 2023 at 8:00 a.m. Central Time, at our Field Support Center in Texas at 901 W. Walnut Hill Lane, Irving, Texas 75038.

The accompanying Notice of Annual Meeting and Proxy Statement describes the specific matters to be voted upon at the Annual Meeting. We also will report on our business and provide an opportunity for you to ask questions of general interest.

Whether you own a few or many shares of RumbleOn stock and whether or not you plan to attend the Annual Meeting in person, it is important that your shares be represented at the Annual Meeting. Your vote is important and we ask that you please cast your vote as soon as possible.

The Board of Directors recommends that you vote FOR the election of all the director nominees, FOR the advisory approval of the Company’s executive compensation (Say on Pay), ONE YEAR on the advisory approval of the frequency of future Say on Pay votes, and FOR the approval of an amendment to the RumbleOn, Inc. 2017 Stock Incentive Plan to increase the number of shares of Class B common stock authorized for issuance under the plan. Please refer to the accompanying Proxy Statement for detailed information on each of the proposals and the Annual Meeting.

Sincerely,

Steven Pully Chairman RumbleOn, Inc.	Mark Tkach Interim Chief Executive Officer RumbleOn, Inc.

RumbleOn, Inc.
901 W. Walnut Hill Lane
Irving, Texas 75038

NOTICE OF THE 2023 ANNUAL MEETING OF STOCKHOLDERS

To Stockholders of RumbleOn, Inc.:

The 2023 Annual Meeting of Stockholders of RumbleOn, Inc. will be held on Friday, July 14, 2023 at 8:00 a.m. Central Time, at our Field Support Center in Texas at 901 W. Walnut Hill Lane, Irving, Texas 75038 for the following purposes, as more fully described in the accompanying proxy statement:

(1)    To elect two Class II directors, serving for a term until the 2026 Annual Meeting of Stockholders, or until their successors are duly elected and qualified, which we refer to as the “Director Election Proposal”;

(2)    To obtain advisory approval of the Company’s executive compensation (“Say on Pay”), which we refer to as “Say on Pay Proposal”;

(3)    To obtain advisory approval of the frequency of future Say on Pay votes, which we refer to as “Frequency of Say on Pay Proposal”;

(4)    To approve an amendment to the RumbleOn, Inc. 2017 Stock Incentive Plan (the “Plan”) to increase the number of shares of Class B common stock authorized for issuance under the Plan, which we refer to as “Incentive Plan Proposal”; and

(5)    To transact any other business that is properly presented at the Annual Meeting or any adjournments or postponements of the Annual Meeting.

The close of business on Friday, May 26, 2023 has been fixed as the record date for the Annual Meeting (the “Record Date”). Only holders of record of RumbleOn Class A and Class B common stock on the Record Date are entitled to notice of, and to vote at the Annual Meeting or any adjournments or postponements of the Annual Meeting.

We cordially invite you to attend the Annual Meeting in person. Even if you plan to attend the Annual Meeting, we ask that you please cast your vote as soon as possible. As more fully described in the accompanying proxy statement, you may revoke your proxy and reclaim your right to vote at any time prior to its use.

Sincerely,

Michael Francis
Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 14, 2023

The accompanying proxy statement and the 2022 Annual Report on Form 10-K, as amended, are available at

http://viewproxy.com/RumbleOn/2023

PROXY STATEMENT

i

PROXY STATEMENT

This Proxy Statement contains information relating to the solicitation of proxies by the Board of Directors (the “Board”) of RumbleOn, Inc. (“RumbleOn” or the “Company,” or “we,” “us,” and “our”) for use at our 2023 Annual Meeting of Stockholders (the “Annual Meeting”). Our Annual Meeting will be held on Friday, July 14, 2023 at 8:00 a.m. Central Time, at our Field Support Center in Texas at 901 W. Walnut Hill Lane, Irving, Texas 75038. If you will need directions to the Annual Meeting, or if you require special assistance at the Annual Meeting because of a disability, please contact the Company’s secretary, Michael Francis, at michael@rumbleon.com.

The close of business on Friday, May 26, 2023 has been fixed as the record date for the Annual Meeting (the “Record Date”). Only holders of record of RumbleOn Class A and Class B common stock on the Record Date are entitled to notice of, and to vote at the Annual Meeting or any adjournments or postponements of the Annual Meeting. As of the Record Date, there were 50,000 shares of Class A common stock and 16,534,504 shares of Class B common stock issued and outstanding and entitled to vote at the Annual Meeting. This proxy statement and form of proxy are first being mailed to stockholders on or about June 23, 2023.

QUESTIONS AND ANSWERS ABOUT OUR ANNUAL MEETING

What is the purpose of our 2023 Annual Meeting?

Our 2023 Annual Meeting will be held for the following purposes:

(1)    To elect two Class II directors, serving for a term until the 2026 Annual Meeting of Stockholders, or until their successors are duly elected and qualified, which we refer to as “Director Election Proposal”;

(2)    To obtain advisory approval of the Company’s executive compensation (“Say on Pay”), which we refer to as “Say on Pay Proposal”;

(3)    To obtain advisory approval of the frequency of future Say on Pay votes, which we refer to as “Frequency of Say on Pay Proposal”;

(4)    To approve an amendment to the RumbleOn, Inc. 2017 Stock Incentive Plan (the “Plan”) to increase the number of shares of Class B common stock authorized for issuance under the Plan, which we refer to as “Incentive Plan Proposal”; and

(5)    To transact any other business that is properly presented at the Annual Meeting or any adjournments or postponements of the Annual Meeting.

In addition, senior management will report on our business and respond to your questions of general interest regarding the Company.

Will there be a proxy contest at the Annual Meeting?

No. On June 15, 2023, the Company entered into a binding term sheet (the “Binding Term Sheet”), with Mark Tkach and William Coulter (the “Coulter-Tkach Group”). As contemplated by the Binding Term Sheet, the Company agreed to temporarily expand the size of the Board to nine directors. Mark Tkach was appointed as the Interim Chief Executive Officer and appointed to a non-classified seat as a member of the Board. In addition, Melvin Flanigan was appointed to a non-classified Board seat with a term that will expire at the 2023 Annual Meeting, at which time Mr. Flanigan will stand for election as a Class II Director. The Company agreed to nominate William Coulter for the remaining Class II Director position up for election at the 2023 Annual Meeting. The Company also agreed to reorganize the membership of the Audit Committee, N&CG Committee, and Compensation Committees, pursuant to the terms of the Binding Term Sheet. As part of the resolution of the proxy contest, the Company agreed to reimburse the Coulter-Tkach Group an estimated $2.5 million in reasonable, documented, out of pocket advisor fees incurred by Coulter-Tkach Group in connection with its proxy contest.

Pursuant to the Binding Term Sheet, the Coulter-Tkach Group has agreed to withdraw its notice of intent to make nominations and submit proposals for consideration at the 2023 Annual Meeting. The Coulter-Tkach group has further agreed to certain standstill provisions for a period of 90 days beginning on date of the Binding Term Sheet, including provisions that the Coulter-Tkach Group agrees to vote as recommended by the Board at any annual or special meeting of the Company’s stockholders, and to refrain from calling any special meetings of the Company’s stockholders, granting or soliciting proxies (other than to named proxies included in the Company’s proxy card for any stockholder meeting), or making any nominations or proposals at any annual or special meetings of stockholders.

The foregoing description of the Binding Term Sheet between the Company and the Coulter-Tkach group does not purport to be complete and is qualified in its entirety by reference to the Binding Term Sheet, a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated June 16, 2023.

How can I attend the Annual Meeting?

You are entitled to attend the Annual Meeting only if you were a RumbleOn stockholder as of the Record Date or you hold a valid proxy for the Annual Meeting. You should be prepared to present photo identification for admittance. If your shares are held by a brokerage firm, bank, or a trustee, you should provide proof of beneficial ownership as of the Record Date, such as a bank or brokerage account statement or other similar evidence of ownership. Even if you plan to attend the Annual Meeting, please cast your vote as soon as possible.

What are the voting rights of RumbleOn stockholders?

For each share of Class A common stock held at the Record Date, a stockholder is entitled to ten votes per share on each of the two director nominees and ten votes per share on each other matter properly presented at the Annual Meeting.

For each share of Class B common stock held at the Record Date, a stockholder is entitled to one vote per share on each of the two director nominees and one vote per share on each other matter properly presented at the Annual Meeting.

What constitutes a quorum?

The presence in person or by proxy of the holders of one-third (33%) of the shares issued and outstanding and entitled to vote at the Annual Meeting constitutes a quorum with respect to all matters presented. If you submit a properly executed proxy or voting instruction card or properly cast your vote via the Internet, your shares will be considered part of the quorum even if you abstain from voting or withhold authority to vote as to a particular proposal. Pursuant to our Amended and Restated Bylaws, we will not consider as present for purposes of determining whether a quorum exists any shares represented by “broker non-votes.”

What are “broker non-votes?”

“Broker non-votes” occur when shares held by a brokerage firm are not voted with respect to a proposal because the firm has not received voting instructions from the stockholder and the firm does not have the authority to vote the shares in its discretion. Under applicable rules, the Director Election Proposal, the Say on Pay Proposal, the Frequency of Say on Pay Proposal, and the Incentive Plan Proposal are “non-routine” proposals and as such a broker does not have the discretion to vote on these proposals, if the broker has not received instructions from the beneficial owner of the shares.

Will my shares be voted if I do not provide my proxy?

If you are the “beneficial owner” of your shares, meaning that your shares are held by a brokerage firm, a bank, or through another holder of record and you do not provide the firm specific voting instructions, such firm will not have the authority to vote your shares for the Director Election Proposal, the Say on Pay Proposal, the Frequency of Say on Pay Proposal, and the Incentive Plan Proposal, and your shares will not be voted and will be considered “broker non-votes,” with respect to these proposals. We urge you to provide voting instructions so that your shares will be voted. If you hold your shares directly in your own name, your shares will not be voted unless you provide a proxy or fill out a written ballot in person at the Annual Meeting.

How do I vote?

RumbleOn stockholders of record on May 26, 2023 may submit their proxies as follows:

•        Through the Internet, by visiting the website established for that purpose at www.AALvote.com/RMBL by 11:59 p.m. Eastern Time on July 13, 2023 and following the instructions; or

•        By mail, by marking, signing, and dating the enclosed proxy card and returning it in the postage-paid envelope provided or returning it pursuant to the instructions provided in the proxy card.

If you are a beneficial owner, please refer to the information forwarded by your bank, broker, or other holder of record to see the options are available to you to ensure your shares are voted.

To vote in person:

•        If you are a registered holder, attend our Annual Meeting, bring valid photo identification, and deliver your completed proxy card or ballot in person; or

•        If you are the beneficial owner of your shares as described above, attend our Annual Meeting, bring valid photo identification, and obtain a legal proxy from your bank or broker to vote the shares that are held for your benefit, attach it to your completed proxy card, and deliver it in person.

Can I change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. You may change your vote via the Internet, by signing and mailing a new proxy card with a later date, or by attending the Annual Meeting and voting in person (only your latest proxy submitted prior to the Annual Meeting or our vote by ballot at the Annual Meeting will be counted). However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote by ballot at the Annual Meeting or specifically request in writing that your prior proxy be revoked.

What vote is required to approve each proposal at the Annual Meeting?

Proposal 1 — Director Election Proposal.

In accordance with the Company’s Amended and Restated Bylaws and Nevada law, the vote required to elect each Class II director is a plurality of the stock having voting power present in person or represented by proxy at the Annual Meeting. Withheld votes and broker non-votes will have no effect on the outcome of this proposal.

Proposal 2 — Say on Pay Proposal.

The vote required to approve the Say on Pay Proposal is a majority of the stock having voting power present in person or represented by proxy at the Annual Meeting. Abstentions will have the same effect as a vote against this proposal. Broker non-votes will have no effect on the outcome of this proposal.

Proposal 3 — Frequency of Say on Pay Proposal.

Stockholders may indicate whether they would prefer that we conduct future advisory votes on executive compensation every one, two, or three years. The option receiving the highest number of votes will be considered the stockholders preferred frequency. Abstentions and broker non-votes will have no effect on the outcome of the Frequency of Say on Pay Proposal.

Proposal 4 — Incentive Plan Proposal.

The vote required to approve the Incentive Plan Proposal is a majority of the stock having voting power present in person or represented by proxy at the Annual Meeting. Abstentions will have the same effect as a vote against this proposal. Broker non-votes will have no effect on the outcome of this proposal.

How does the Board recommend I vote on the proposals?

The Board recommends that you vote:

•        FOR Proposal 1: the Director Election Proposal;

•        FOR Proposal 2: the Say on Pay Proposal;

•        ONE YEAR on Proposal 3: the Frequency of Say on Pay Proposal; and

•        FOR Proposal 4: the Incentive Plan Proposal.

How will the persons named as proxies vote?

If you complete and submit a proxy, the persons named as proxies will follow your voting instructions. If you submit and sign a proxy but do not provide instructions or if your instructions are unclear, the persons named as proxies will vote your shares in accordance with the recommendations of the Board, as set forth above.

With respect to any other proposal that properly comes before the Annual Meeting, the persons named as proxies will vote as recommended by our Board or, if no recommendation is given, in their own discretion.

Who will pay for the cost of soliciting proxies?

We will pay for the cost of soliciting proxies. Our directors, officers, and other employees, without additional compensation, may also solicit proxies personally or in writing, by telephone, e-mail, or otherwise. RumbleOn has engaged Alliance Advisors, LLC to assist it in the distribution and solicitation of proxies at a fee of $150,000, plus expenses. RumbleOn will also reimburse brokers and other custodians, nominees and fiduciaries for their expenses in sending these materials to you and getting your voting instructions.

PROPOSAL 1: DIRECTOR ELECTION PROPOSAL

Our Board currently consists of nine members consisting of seven members divided into three classes (three (3) Class I directors, two (2) Class II directors, two (2) Class III directors) and two non-classified directors, Mark Tkach and Melvin Flanigan. The terms of two directors serving as Class II directors are scheduled to expire at the Annual Meeting. Adam Alexander and Michael Marchlik will not stand for re-election as Class II Directors at the Annual Meeting. Mr. Flanigan’s non-classified term will expire at the Annual Meeting, when he will then stand for election as a Class II Director. If Mr. Chesrown, or another director, vacates their seat before the Board appoints a permanent Chief Executive Officer, the Board will appoint Mr. Tkach to that vacated seat. Mr. Tkach will resign from the Board at the later of the end of his term as Interim Chief Executive Officer or Mr. Chesrown vacating his Board seat.

Pursuant to the Binding Term Sheet, and upon the recommendation of our Nominating and Corporate Governance Committee (“N&CG Committee”), our Board has nominated the two persons listed below as Class II directors to stand for election at the 2023 Annual Meeting and serve for a term until the 2026 Annual Meeting of Stockholders, or until their successors are duly elected and qualified. Each nominee listed below is willing and able to serve as a director of RumbleOn.

Director Nominees

Below are the names of and certain information regarding our director nominees. Both director nominees were previously nominated by the Company’s N&CG Committee and the full Board and have been nominated pursuant to the terms of the Binding Term Sheet.

Name	Age	Position
William Coulter	67	Current Board observer/Director Nominee
Melvin Flanigan	64	Current Non-Classified Director/Director Nominee

DIRECTOR NOMINEES: CLASS II

William Coulter has served as a Board observer of the Company since June 15, 2023. Previously, Mr. Coulter served as an executive officer and a director of RumbleOn and Executive Vice Chairman from August 2021 until February 2022. Mr. Coulter currently serves as the Manager of Coulter Management Group LLLP, a business Mr. Coulter founded in 2011 to manage multiple auto dealerships and investments in real estate. Prior to joining the Company, Mr. Coulter served as a co-founder of RideNow with Mr. Tkach. He has significant experience in all aspects of powersports operations, including overseeing RideNow’s financial and growth strategies from 1989 until it was acquired by the Company in August 2021. Under Mr. Coulter’s leadership, RideNow grew from a single dealership into the largest powersports group of companies in the United States. Mr. Coulter has worked for auto dealerships for over 50 years and is an owner of several award-winning, Arizona-based auto dealerships.

We believe that Mr. Coulter possesses attributes that qualify him to serve as a member of our Board, including his extensive experience in the powersports and automotive sales industries.

Melvin Flanigan has served on our Board since June 15, 2023 as a non-classified member with a term expiring at the Annual Meeting. Mr. Flanigan previously served as an advisor for Camping World Holdings, Inc., a leading retailer of RVs and outdoor products and services in the United States, from July 2020 until his retirement in December 2020, and as Chief Financial Officer and Corporate Secretary of Camping World Holdings, Inc. from January 2019 to June 2020, during which time he oversaw a significant turn-around in corporate and functional communication, structure and performance. Prior to joining Camping World Holdings, Inc., Mr. Flanigan served as Executive Vice President, Finance and Chief Financial Officer of DTS Inc., a company specializing in high-definition audio technologies, from September 2003 through December 2016. During that time, Mr. Flanigan also served as a member of DTS Inc.’s operating subsidiary boards. At DTS Inc., Mr. Flanigan helped transform the company from its startup stage into a publicly traded industry leader that was ultimately acquired by Tessera Holding Corporation for nearly $1 billion. Mr. Flanigan was previously a Certified Public Accountant and received an MBA and a BSc. In Accounting from Santa Clara University.

We believe that Mr. Flanigan will bring extensive experience in the senior management of public companies, and valuable leadership and business experience and insight, to his role as a member of the Board.

CONTINUING DIRECTORS: CLASS III — TERM EXPIRING AT 2024 ANNUAL MEETING

Marshall Chesrown, 65, has served on our Board since October 24, 2016. Mr. Chesrown served as our Chairman from October 24, 2016 to May 9, 2023. Mr. Chesrown served as our Chief Executive Officer from October 24, 2016 to June 15, 2023. Mr. Chesrown has over 35 years of leadership experience in the automotive retail sector. From December 2014 to September 2016, Mr. Chesrown served as Chief Operating Officer and as a director of Vroom.com, an online direct car retailer (“Vroom”). Mr. Chesrown served as Chief Operating Officer of AutoAmerica, an automotive retail company, from May 2013 to November 2014. Previously, Mr. Chesrown served as the President of Chesrown Automotive Group from January 1985 to May 2013, which was acquired by AutoNation, Inc., a leading automotive retail company, in 1997. Mr. Chesrown served as Senior Vice President of Retail Operations for AutoNation from 1997 to 1999. From 1999 to 2013, Mr. Chesrown served as the Chairman and Chief Executive Officer of Blackrock Development, a real estate development company widely known for development of the nationally recognized Golf Club at Black Rock. Mr. Chesrown filed for personal bankruptcy in May 2013, which petition was discharged in November 2013.

We believe that Mr. Chesrown possesses attributes that qualify him to serve as a member of our Board, including his extensive experience in the automotive retail sector.

Kevin Westfall, 67, has served on our Board since January 9, 2017. Mr. Westfall served as our Chairman from May 9, 2023 to June 15, 2023. Mr. Westfall has served as Chairman of Prime Automotive Group since January 2020. Mr. Westfall was a co-founder and served as Chief Executive Officer of Vroom from January 2012 through November 2015. Previously, from March 1997 through November 2011, Mr. Westfall served as Senior Vice President of Sales and Senior Vice President of Automotive Finance at AutoNation. Mr. Westfall was a founder of BMW Financial Services in 1990 and served as its President until March 1997. Mr. Westfall also served as Retail Lease Manager of Chrysler Credit Corporation from 1987 until 1990 and as President of World Automotive Imports and Leasing from 1980 until 1987.

We believe that Mr. Westfall possesses attributes that qualify him to serve as a member of our Board, including his more than 30 years of executive experience in automotive retail and finance operations.

CONTINUING DIRECTORS: CLASS I — TERM EXPIRING AT 2025 ANNUAL MEETING

Shin Lee, 55, has served on our Board since June 23, 2022. Ms. Lee serves as Product Manager at Anchorage Digital, a global regulated cryptocurrency platform, since November 2022. Before Anchorage Digital, Ms. Lee served as the Chief of Staff of Square Financial Services, a bank newly established within Block, Inc. (previously known as Square) from June 2021 to July 2022. Before Block, Inc., Ms. Lee served in a number of senior executive roles at Wells Fargo in risk management, governance, global expansion, and merger integration from March 2003 to June 2021. Ms. Lee has an EMBA jointly awarded by NYU Stern, HEC School of Management, and the London School of Economics, and a Ph.D. in organizational psychology from Kansas State University.

We believe that Ms. Lee possesses attributes that qualify her to serve as a member of our Board, including her extensive understanding of corporate governance, risk management and business operations.

Rebecca C. Polak, 53, has served on our Board since May 9, 2023. From October 2020 to June 2022, Ms. Polak served as the Chief Commercial Officer and General Counsel of CarLotz, Inc. (NASDAQ: LOTZ), now known as Shift Technologies, Inc. (NASDAQ: SFT). Prior to joining CarLotz, Ms. Polak was employed at KAR Auction Services, Inc. (NYSE: KAR), now known as OPENLANE, and served as its Chief Legal Officer and President of TradeRev from October 2017 to October 2019 and Secretary of KAR from April 2007 until October 2019. Ms. Polak previously served as Executive Vice President and General Counsel for KAR from April 2007 to October 2017, the Assistant General Counsel and Assistant Secretary of ADESA, Inc. from February 2005 to April 2007 and as Vice President of ADESA from December 2006 to April 2007. Prior to joining ADESA, Ms. Polak practiced corporate and securities law with Krieg DeVault from 2000 to 2005 and with Haynes and Boone from 1995 to 1999. Ms. Polak received her JD from the Southern Methodist University Dedman School of Law, cum laude, and her BA in English from Indiana University Bloomington.

We believe that Ms. Polak possesses attributes that qualify her to serve as a member of our Board, including her executive experience in automotive wholesale and retail operations and her extensive legal experience, including within the automotive industry.

Steven Pully, 63, has served on our Board since May 11, 2023 and as our Chairman since June 15, 2023. Mr. Pully is currently a partner of Speyside Partners, an investment banking firm that he co-founded in May 2017. He also serves on the boards or in executive positions for various private companies. In addition, Mr. Pully currently serves as the Chairman and Chief Executive Officer of Harvest Oil and Gas, positions he has held since March 2019 and April 2021, respectively. Previously, Mr. Pully served as General Counsel and as a Partner of the investment firm, Carlson Capital, L.P. from 2008 to 2014, as Managing Director in the investment banking division of Bank of America and as a Senior Managing Director in the investment banking department of Bear Stearns & Company. Mr. Pully’s board service has spanned a variety of industries, including retail, restaurants, manufacturing, energy and power, technology and amusement parks, and has included multiple positions as chairman or lead director of the board, and also multiple chairmanships of audit, compensation, nominating and governance, and special committees. Within the past five years, Mr. Pully has served on the boards of the following public companies: VAALCO Energy, Goodrich Petroleum, Bellatrix Exploration, Harvest Oil and Gas and Titan Energy. Mr. Pully was appointed to the following boards over the past five years as an independent director immediately prior to the company filing for bankruptcy under Chapter 11: Limetree Bay Refinery, Southland Royalty and GenCanna Global. Mr. Pully currently serves as an independent member of the board of Heritage Power at the appointment of the company’s lenders. Prior to the company’s bankruptcy filing, he was restricted from voting on any matter unless the matter involved a sale of the company, an affiliate transaction or a bankruptcy. Mr. Pully began his career as an attorney with Baker Botts L.L.P. and is a Chartered Financial Analyst, a Certified Public Accountant in the State of Texas and a member of the State Bar of Texas.

We believe that Mr. Pully possesses attributes that qualify him to serve as a member of our Board, including his experience as a public company director, his financial expertise, and experience serving in various executive leadership roles.

CONTINUING DIRECTOR: NON-CLASSIFIED DIRECTOR

Mark Tkach, 66, has served as our Interim Chief Executive Officer and on our Board since June 15, 2023. Mr. Tkach previously served as a director and as an executive officer of the Company from August 2021 until February 2022. Mr. Tkach also serves as a consultant for Coulter Management Group, LLLP, a business that manages auto dealerships and investments in real estate. Before joining the Company, Mr. Tkach served as a co-founder of RideNow and oversaw its strategic growth from 1989 until it was acquired by the Company in August of 2021. Mr. Tkach has over 40 years of experience in powersports operations.

We believe that Mr. Tkach possesses attributes that qualify him to serve as a member of our Board, including his extensive experience in the powersports and automotive sales industries.

Vote Required and Board Recommendation

In accordance with the Company’s Amended and Restated Bylaws and Nevada law, the vote required to elect each Class II director is a plurality of the stock having voting power present in person or represented by proxy at the Annual Meeting. The Board recommends that you vote “FOR” the election of both director nominees.

CORPORATE GOVERNANCE

Corporate Governance Principles and Code of Ethics

Our Board is committed to sound corporate governance principles and practices. Our Board’s core principles of corporate governance are set forth in our Corporate Governance Principles. In order to clearly set forth our commitment to conduct our operations in accordance with our high standards of business ethics and applicable laws and regulations, our Board also adopted a Code of Business Conduct and Ethics, which is applicable to all directors, officers, and employees. A copy of the Code of Business Conduct and Ethics and the Corporate Governance Principles is available under the Investors tab of our website at www.rumbleon.com. You also may obtain without charge a printed copy of the Code of Business Conduct and Ethics and Corporate Governance Principles by sending a written request to: Investor Relations, RumbleOn, Inc., 901 W. Walnut Hill Lane, Irving, Texas 75038. Amendments or waivers of the Code of Business Conduct and Ethics and Corporate Governance Principles will be provided on our website within four business days after the date of the amendment or waiver.

Board of Directors

The business and affairs of our company are managed by or under the direction of the Board. The Board is currently composed of nine members. The Board has elected an independent Chairman and our Bylaws require that our Chairman not be a current or former executive of the Company.

The Board held six meetings and took five actions by unanimous written consent during the year ended December 31, 2022. In 2022, each person serving as a director attended at least 75% of the total number of meetings of our Board and any Board committee on which he or she served.

Our directors are expected to attend our Annual Meeting. Any director who is unable to attend our Annual Meeting is expected to notify the Chairman in advance of the Annual Meeting. All of our directors serving at the time of the 2022 Annual Meeting of Stockholders were in attendance.

Board Committees

Pursuant to our Amended and Restated Bylaws, our Board may designate one or more committees, each consisting of one or more directors, and delegate to any such committee the full power of the Board, to the fullest extent permitted by law.

Pursuant to our Bylaws, our Board may designate one or more committees, each consisting of one or more directors, and delegate to any such committee the full power of the Board, to the fullest extent permitted by law.

Our Board has established three separately designated standing committees to assist the Board in discharging its responsibilities: the Audit Committee, the Compensation Committee, and the N&CG Committee. Also, in June 2023, our Board established the Executive Transition Committee to oversee the recruitment of a permanent chief executive officer. The charters for the Audit Committee, the Compensation Committee, and the N&CG Committee set forth the scope of the responsibilities of that committee. The Board will assess the effectiveness and contribution of each committee on an annual basis. These charters are available at www.rumbleon.com, and you may obtain a printed copy of any of these charters by sending a written request to: Investor Relations, RumbleOn, Inc., 901 W. Walnut Hill Lane, Irving, Texas 75038.

Audit Committee.    We have a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The current members of the Audit Committee are Messrs. Melvin Flanigan (chair), Steven Pully, and Kevin Westfall. Michael Marchlik and Shin Lee served on our Audit Committee through June 15, 2023 and Denmar Dixon served on the Audit Committee through January 18, 2023. The Board has determined that Steven Pully is an “audit committee financial expert,” as defined in Item 407 of Regulation S-K. Mr. Marchlik is not standing for re-election at the Annual Meeting.

The primary function of the Audit Committee is to assist the Board in fulfilling its responsibilities by overseeing our accounting and financial processes and the audits of our financial statements. The independent auditor is ultimately accountable to the Audit Committee, as representative of the stockholders. The Audit

Committee has the ultimate authority and direct responsibility for the selection, appointment, compensation, retention, and oversight of the work for which our independent auditor is engaged for the purpose of preparing and issuing an audit report or performing other audit, review or attest services for us (including the resolution of disagreements between management and the independent auditors regarding financial reporting), and the independent auditor must report directly to the Audit Committee. The Audit Committee also is responsible for the review of proposed transactions between us and related parties. For a complete description of the Audit Committee’s responsibilities, you should refer to the Audit Committee Charter. The Audit Committee held four meetings and took one action by unanimous written consent during the year ended December 31, 2022. Melvin Flanigan was appointed to the Audit Committee on June 15, 2023 and Steven Pully was appointed to the Audit Committee on May 11, 2023 and therefore they did not participate in any Audit Committee meetings during the fiscal year ended December 31, 2022.

Compensation Committee.    The current members of the Compensation Committee are Ms. Rebecca Polak (chair) and Messrs. Melvin Flanigan and Steven Pully. Messrs. Michael Marchlik and Adam Alexander and Ms. Shin Lee served on our Compensation Committee through June 15, 2023. The Compensation Committee was established to, among other things, administer and approve all elements of compensation and awards for our executive officers. The Compensation Committee has the responsibility to review and approve the business goals and objectives relevant to each executive officer’s compensation, evaluate individual performance of each executive in light of those goals and objectives, and determine and approve each executive’s compensation based on this evaluation. For a complete description of the Compensation Committee’s responsibilities, you should refer to the Compensation Committee Charter. The Compensation Committee held one meeting and took one action by unanimous written consent during the year ended December 31, 2022. Rebecca Polak was appointed to the Compensation Committee on May 11, 2023 and Melvin Flanigan and Steven Pully were appointed to the Compensation Committee on June 15, 2023 and therefore they did not participate in any Compensation Committee meetings during the fiscal year ended December 31, 2022.

Nominating and Corporate Governance Committee.    The current members of the N&CG Committee are Mses. Shin Lee (chair) and Rebecca Polak and Mr. Melvin Flanigan. Messrs. Adam Alexander and Keven Westfall served on our N&CG Committee through June 15, 2023 and Mr. Denmar Dixon served on our N&CG Committee through January 18, 2023. The N&CG Committee is responsible for identifying individuals qualified to become members of the Board or any committee thereof, recommending nominees for election as directors at each annual stockholder meeting, recommending candidates to fill any vacancies on the Board or any committee thereof, and overseeing the evaluation of the Board. For a complete description of the N&CG Committee’s responsibilities, you should refer to the N&CG Committee Charter. The N&CG Committee held one meeting and took two actions by unanimous written consent during the year ended December 31, 2022. Rebecca Polak and Melvin Flanigan were appointed to the N&CG Committee on June 15, 2023 and therefore they did not participate in the N&CG Committee meeting during the fiscal year ended December 31, 2022.

The N&CG Committee will consider all qualified director candidates identified by various sources, including members of the Board, management and stockholders. Candidates for directors recommended by stockholders will be given the same consideration as those identified from other sources. The N&CG Committee is responsible for reviewing each candidate’s biographical information, meeting with each candidate and assessing each candidate’s independence, skills and expertise based on a number of factors. While we do not have a formal policy on diversity, when considering the selection of director nominees, the N&CG Committee considers individuals with diverse backgrounds, viewpoints, accomplishments, cultural background, and professional expertise, among other factors.

Executive Transition Committee.    The current members of the Executive Transition Committee are Messrs. Tkach (chair), Pully, Westfall, and Coulter (non-voting until such time he is appointed/elected to Board), and Mses. Lee and Polak. The Executive Transition Committee was established to oversee the recruitment of a permanent chief executive officer.

Board Leadership

The Board has a policy, reflected in its Bylaws, that prohibits the office of Chairman of the Board (“Chairman”) from being filled by an executive officer or former executive officer of the Company, including the Chief Executive Officer. Steven Pully, an independent director, serves as our Chairman and our Interim Chief Executive Officer is Mark Tkach.

Board Oversight of Enterprise Risk

The Board is actively involved in the oversight and management of risks that could affect the Company. This oversight and management is conducted primarily through the committees of the Board identified above, but the full Board has retained responsibility for general oversight of risks. The Audit Committee is primarily responsible for overseeing the risk management function, specifically with respect to management’s assessment of risk exposures (including risks related to liquidity, credit, and operations and regulatory compliance, among others), and the processes in place to monitor and control such exposures. The other committees of the Board consider the risks within their areas of responsibility. The Board satisfies its oversight responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within the Company.

Director Independence

Our Board has determined that Messrs. Alexander, Flanigan, Marchlik, Pully, and Westfall, and Mses. Lee and Polak qualify as “independent” directors in accordance with the listing requirements of NASDAQ. The NASDAQ independence definition includes a series of objective tests regarding a director’s independence and requires that the Board make an affirmative determination that a director has no relationship with us that would interfere with such director’s exercise of independent judgment in carrying out the responsibilities of a director. There are no family relationships among any of our directors or executive officers.

Communications with the Company and the Board

Stockholders may communicate with the Company through its Investor Relations Department by writing to Investor Relations, RumbleOn, Inc., 901 W. Walnut Hill Lane, Irving, Texas 75038.

Stockholders interested in communicating with our Board, any Board committee, any individual director, or any group of directors (such as our independent directors) should send written correspondence to RumbleOn, Inc. Board of Directors, Attn: Secretary, 901 W. Walnut Hill Lane, Irving, Texas 75038.

Stockholder Proposals for Next Year’s Annual Meeting

Any stockholder who wishes to present a proposal for action at our next Annual Meeting of Stockholders, or to nominate a director candidate for our Board, must submit such proposal or nomination in writing to our Corporate Secretary at RumbleOn, Inc., 901 W. Walnut Hill Lane, Irving, Texas 75038. The proposal or nomination should comply with the time period and information requirements as set forth in our Bylaws relating to stockholder business or stockholder nominations, respectively. To be eligible to present a proposal or nomination at the 2024 Annual Meeting of Stockholders, such proposal or nomination must be properly submitted to us as set forth in our Bylaws and not earlier than March 16, 2024 nor later than April 15, 2024. These requirements are separate from the SEC’s requirements that a stockholder must meet in order to have a proposal included in our proxy statement. Stockholders interested in submitting a proposal for inclusion in the proxy statement for the 2024 Annual Meeting of Stockholders may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion, stockholder proposals pursuant to SEC Rule 14a-8 must be received by our Corporate Secretary at the herein above address no later than February 24, 2024.

Additionally, to comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, including a statement that such person intends to solicit the holders of shares representing at least 67% of the voting power of the Company’s shares entitled to vote in the election of directors in support of director nominees other than the Company’s nominees, no later than May 15, 2024.

EXECUTIVE COMPENSATION

Executive and Director Compensation

Summary Compensation Table

The following table provides the compensation paid to our principal executive officer and two other highest paid executive officers for the years ended December 31, 2022 and December 31, 2021 (“named executive officers”).

Name and Principal Position	Fiscal Year	Salary	Bonus	Stock Awards(1)	All Other Compensation		Total
Marshall Chesrown	2022	$696,154	$658,282	$2,099,969	$—		$3,454,405
Former Chief Executive Officer(2)	2021	$475,769	$833,750	$2,560,256	$—		$3,869,775

Peter Levy	2022	$500,000	$554,845	$1,499,973	$—		$2,554,818
Former President and Chief Operating Officer(3)	2021	$465,354	$733,750	$2,560,256	$—		$3,759,360

Narinder Sahai	2022	$361,599	$235,625	$726,744	$125,000	(5)	$1,448,968
Former Chief Financial Officer(4)

____________

(1)      Stock awards reflect the grant date fair value of restricted stock units (“RSUs”) determined pursuant to FASB ASC Topic 718 awarded during the calendar year.

(2)      Mr. Chesrown resigned as Chief Executive Officer effective June 15, 2023.

(3)      Mr. Levy resigned as President, Chief Operating Officer and director effective May 9, 2023.

(4)      Mr. Sahai served as Chief Financial Officer from February 1, 2022 to January 17, 2023.

(5)      Relocation expenses.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth the outstanding equity awards held by our named executive officers as of December 31, 2022.

Name	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Marshall Chesrown(2)	46,460	$300,596
Peter Levy(3)	33,185	$214,707
Narinder Sahai(4)	21,196	$137,138

____________

(1)      Determined by multiplying the closing price of the Company’s Common Stock on December 30, 2022, $6.47, by the number of shares of Common Stock underlying the RSUs.

(2)      On March 17, 2022, Mr. Chesrown was granted 61,946 RSUs, which vest in twelve equal quarterly installments beginning on June 17, 2022.

(3)      On March 17, 2022, Mr. Levy was granted 44,247 RSUs, which vest in twelve equal quarterly installments beginning on June 17, 2022.

(4)      On February 1, 2022, Mr. Sahai was granted 5,000 RSUs in connection with his beginning employment with the Company. On March 17, 2022, Mr. Sahai was granted 16,196 RSUs. All of Mr. Sahai’s RSUs vested upon his termination on January 17, 2023.

Executive Employment Agreements and Other Arrangements

Marshall Chesrown

Before August 31, 2021, the Company had not entered into employment contracts with its executive officers. Accordingly, the Company’s executive officers were employees on an at-will basis. During 2020, the salary for the current executive officer was as follows: Marshall Chesrown — $360,000.

On March 12, 2021, the Compensation Committee completed its annual grant of RSUs to company employees, including a grant to Mr. Chesrown of 38,521 RSUs, subject to stockholder approval of the amendment to the Company’s 2017 Stock Incentive Plan presented to the stockholders at the 2021 Special Meeting of Stockholders. These RSUs vest in equal quarterly installments during the thirty-six month period following the grant date.

On April 12, 2021, the Compensation Committee approved discretionary bonuses to certain company employees, including $275,000 to Mr. Chesrown.

Also, on April 12, 2021, the Compensation Committee approved increases in the annual salary for Mr. Chesrown to $500,000, effective March 1, 2021.

On August 31, 2021, 30,000 RSUs were granted to Mr. Chesrown. Also, on August 31, 2021, all RSUs outstanding under the 2017 Stock Incentive Plan vested at the closing of the acquisition of the RideNow entities (the “RideNow Transaction”), in accordance with the terms of the RSU Award Agreements governing the award, and the shares of Class B common stock were issued on September 3, 2021.

Also, on August 31, 2021, the Company entered into an employment agreement with Mr. Chesrown, in connection with his service as an executive officer of the Company (the “Chesrown Employment Agreement”). The Chesrown Employment Agreement has a three year term and automatically renews each month unless the Company or Mr. Chesrown provides the other party written notice at least fifteen days prior to the applicable date of renewal or unless terminated earlier pursuant to the terms of the Chesrown Employment Agreement. In connection with the Chesrown Employment Agreement, Mr. Chesrown receives an annual salary of $500,000. On March 17, 2022, the Compensation Committee approved an increase in Mr. Chesrown’s salary to $700,000 annually, effective January 1, 2022.

Mr. Chesrown is eligible for annual cash bonuses of up to 125% of his base salary, upon achievement of the performance metrics adopted by the Board or the Compensation Committee. Additionally, Mr. Chesrown is eligible to participate in the Company’s existing and future equity plans, benefits plan, policies, or arrangements maintained by the Company and made available to employees generally and for the benefits of executives.

The Company may terminate the Chesrown Employment Agreements and Mr. Chesrown’s employment at any time during the term for “Cause,” as such term is defined in the Chesrown Employment Agreement. Also, the Company may terminate the Chesrown Employment Agreement and Mr. Chesrown’s employment without cause. Mr. Chesrown may terminate his employment and the Chesrown Employment Agreement for “Good Reason,” as such term is defined in the Chesrown Employment Agreement. Also, Mr. Chesrown may terminate his employment and the Chesrown Employment Agreement for any reason or without reason; provided he provides the Company with at least thirty (30) days’ prior written notice. Mr. Chesrown’s employment and the Chesrown Employment Agreement will automatically terminate upon Mr. Chesrown’s death, as applicable. The Company may terminate the Chesrown Employment Agreement and Mr. Chesrown’s employment with the Company immediately upon a determination of “Disability,” as such term is defined in the Chesrown Employment Agreement. Upon termination of the Chesrown Employment Agreement due to Mr. Chesrown’s death or disability, the Company shall pay, in the case of death, to Mr. Chesrown’s estate, all “Accrued Obligations” and “Termination Compensation,” as such terms are defined in the Chesrown Employment Agreement, as if the employee had been terminated by the Company without Cause, and in the case of disability, to Mr. Chesrown, all Accrued Obligations and Termination Compensation as if he had been terminated by the Company without Cause, subject to reduction by the amount of any disability insurance proceeds paid to or on behalf of employee. In the event Mr. Chesrown’s employment is terminated by the Company for cause, the Company shall pay to Mr. Chesrown Accrued Obligations.

In the event the Company terminates the Chesrown Employment Agreement without cause or if Mr. Chesrown terminates the Chesrown Employment Agreement and his employment with the Company for Good Reason, the Company shall pay to Mr. Chesrown the Termination Compensation, as such term is defined in the Chesrown Employment Agreement, as applicable. In the event Mr. Chesrown terminates the Chesrown Employment Agreement and his employment with the Company for any reason (other than Good Reason) during the term of his applicable employment agreement, the Company shall pay to Mr. Chesrown the Accrued Obligations, as applicable.

Pursuant to the Chesrown Employment Agreement or individual equity award agreements, all equity benefits granted to the Mr. Chesrown shall vest immediately upon: (i) a “Change of Control,” as such term is defined in the Chesrown Employment Agreement, (ii) a termination of Mr. Chesrown’s employment by the Company without cause, (iii) a termination of employment by Mr. Chesrown for Good Reason, or (iv) Mr. Chesrown’s death or disability.

On June 11, 2023, Mr. Chesrown, provided the Board notice of his resignation as Chief Executive Officer of the Company, which was effective on June 15, 2023.

Narinder Sahai

On February 1, 2022, the Company entered into an employment agreement with Mr. Sahai for his service as Chief Financial Officer (the “Sahai Employment Agreement”). The Sahai Employment Agreement had an initial term of two years and could be renewed from time to time. Pursuant to the Sahai Employment Agreement, Mr. Sahai received an annual salary of $400,000 and was eligible to receive an annual cash bonus of up to 100% of his base salary, subject to the achievement of the performance metrics adopted by the Board of Directors or the Compensation Committee. Mr. Sahai received an initial grant of 5,000 restricted stock units under the Company’s 2017 Incentive Plan and was eligible to receive an annual grant of restricted stock units having a value equal to 1.5 times his annual base salary. The initial and annual restricted stock units were scheduled to vest over a three-year period. Mr. Sahai was eligible to receive a cash payment equal to one year of his current base salary and the current year’s target bonus in the event he is terminated during his employment term due to a change of control and in other circumstances set forth in the Sahai Employment Agreement. Additionally, Mr. Sahai was eligible to participate in the Company’s existing and future equity plans, benefits plan, policies, or arrangements maintained by the Company and made available to employees generally and for the benefits of executives.

Mr. Sahai’s service as the Company’s Chief Financial Officer ended on January 17, 2023. Because Mr. Sahai complied with the provisions of Section 5(e) of his employment agreement, Mr. Sahai will receive the payments described in such section. Mr. Sahai stayed on as a special advisor to the Company through April 15, 2023.

Peter Levy

On August 31, 2021, the Company entered into an employment agreement with Mr. Levy, in connection with his service as President of the Company (the “Levy Employment Agreement”). The Levy Employment Agreement had an initial three year term and could be renewed from time to time. Pursuant to the Levy Employment Agreement Mr. Levy received an annual salary of $500,000 and was eligible for an annual cash bonus of up to 125% of his base salary, subject to achievement of the performance metrics adopted by the Board or the Compensation Committee. Mr. Levy received an initial grant of 30,000 restricted stock units under the Company’s 2017 Incentive Plan. Mr. Levy was also eligible to participate in the Company’s equity plans, benefits plan, policies, or arrangements maintained by the Company and made available to employees generally and for the benefits of executives.

Mr. Levy’s service as the Company’s President and Chief Operating Officer ended on May 9, 2023. In connection with his separation and in consideration for Mr. Levy’s resignation from the Board, the Company and Mr. Levy entered into a Release Agreement, dated May 9, 2023, and attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on May 10, 2023 (the “Release Agreement”). Pursuant to the Release Agreement, among other things, the Company agreed, subject to the requirements of Section 409A of the Code, to accelerate a portion of the severance payments to which Mr. Levy is entitled to under Section 5(e) of the Levy Employment Agreement, and to place the remainder of the severance payments to which Mr. Levy is entitled in a rabbi trust for the benefit of Mr. Levy, and which also confirms certain post-termination obligations under the Levy Employment Agreement and includes a general release of claims by Mr. Levy and a limited release of claims by the Company. The severance payments to be contributed by the Company to the rabbi trust will be held subject to the claims of the Company’s creditors in the event of the Company’s insolvency, until paid to Mr. Levy and his beneficiaries.

Director Compensation

Before the 2022 Annual Meeting, the only method of non-employee director compensation was the grant of RSUs. The Company did not pay a cash retainer, meeting fee, committee membership fee, or other such stipend, however the Company did reimburse each non-employee director for fees, travel, and expenses related to their attendance, if and when incurred.

Following the 2022 Annual Meeting, non-employee directors receive an annual cash retainer of $65,000 and an annual award of $100,000 in RSUs priced at the grant date fair value. Committee chairs and members receive additional cash retainers as follows.

Committee	Chair	Member
Audit Committee	$20,000	$10,000
Compensation Committee	$15,000	$7,500
N&CG Committee	$10,000	$5,000

The following table summarizes the compensation paid to our directors for the year ended December 31, 2022.

Name	Fees Earned in Cash	Stock Awards(1)	All Other Compensation(2)	Total
Adam Alexander(3)	$85,000	$174,984	$—	$259,984
William Coulter(4)	$—	$—	$274,520	$274,520
Sam Dantzler(5)	$—	$169,661	$—	$169,661
Denmar Dixon(6)	$85,000	$174,984	$—	$259,984
Shin Lee(7)	$77,500	$99,999	$—	$177,499
Michael Marchlik(8)	$97,500	$174,984	$—	$272,484
Mark Tkach(9)	$—	$—	$274,520	$274,520
Kevin Westfall	$75,000	$174,984	$—	$249,984

____________

(1)      Stock awards reflect the grant date fair value of restricted stock units determined pursuant to FASB ASC Topic 718 awarded during the calendar year. All RSUs outstanding under the 2017 Stock Incentive Plan, vested at closing of the RideNow Transaction, in accordance with the terms of the RSU Award Agreements governing the awards.

(2)      Represents compensation paid to each of Mr. Coulter and Mr. Tkach in connection with their employment from January 1, 2022 to February 11, 2022 as follows: (i) salary — $79,808, (ii) bonus — $156,250, and (iii) paid time off — $38,462.

(3)      Mr. Alexander is not standing for re-election at the Annual Meeting.

(4)      Mr. Coulter resigned effective February 11, 2022, was named a Board observer on June 15, 2023, and is a Class II director nominee recommended by the Board for election at the Annual Meeting.

(5)      Mr. Dantlzer resigned effective February 4, 2022.

(6)      Mr. Dixon resigned effective January 18, 2023.

(7)      Ms. Lee joined the Board on June 23, 2022.

(8)      Mr. Marchlik is not standing for re-election at the Annual Meeting.

(9)      Mr. Tkach resigned effective February 11, 2022 and was appointed Interim Chief Executive Officer and a director on June 15, 2023.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information as of December 31, 2022 with respect to all of our compensation plans under which equity securities are authorized for issuance:

	Number of Securities To Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(1)	Number of Securities Remaining Available for Future Issuance(2)
Equity compensation plans approved by stockholders	591,328	$79.48	1,071,140
Equity compensation plans not approved by stockholders	—	$—	—
Total	591,328	$79.48	1,071,140

____________

(1)      This number reflects the weighted-average exercise price of outstanding options and has been calculated exclusive of outstanding restricted stock unit awards issued under our 2017 Stock Incentive Plan.

(2)      As of December 31, 2022, the number of shares of Class B common stock authorized under the 2017 Stock Incentive Plan was 2,700,000. As of December 31, 2022, 1,071,140 shares of Class B common stock are available for future issuance.

PAY VERSUS PERFORMANCE

As required by Item 402(v) of Regulation S-K, we are providing the following information regarding the relationship between executive compensation and our financial performance for each of the last two completed calendar years. In determining the “compensation actually paid” to our named executive officers (“NEOs”), we are required to make various adjustments to amounts that have been previously reported in the Summary Compensation Table (“SCT”) in previous years, as the SEC’s valuation methods for this section differ from those required in the SCT.

Pay Versus Performance Table

The table below summarizes compensation values both previously reported in our SCT, as well as the adjusted values required in this section for fiscal years 2022 and 2021. Note that for our NEOs other than our principal executive officer (the “PEO”), compensation is reported as an average.

	PEO		Non-PEO
Year	Summary Compensation Table Total for PEO(1)(2)	Compensation Actually Paid to PEO(3)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers(4)	Average Compensation Actually Paid to Non-PEO Named Executive Officers(5)	Value of Initial Fixed $100 Investment Based on TSR(6)	Net Loss ($M)(7)
2022	$3,454,405	$1,917,055	$2,001,893	$1,158,036	$21.42	$(261,513)
2021	$3,869,775	$4,135,498	$2,494,090	$2,783,256	$137.48	$(9,725)

____________

(1)      During fiscal years 2022 and 2021, the PEO was Marshall Chesrown. During fiscal year 2022, the non-PEO NEOs were Peter Levy and Narinder Sahai. During fiscal year 2021, the non-PEO NEOs were William Coulter, Mark Tkach, and Peter Levy.

(2)      The dollar amounts reported are the amounts of total compensation reported for Mr. Chesrown for the applicable fiscal year in the “Total” column of the SCT.

(3)      The following table sets forth the adjustments made to the SCT total for each year represented in the pay versus performance table to arrive at “compensation actually paid” to our PEO, as computed in accordance with Item 402(v) of Regulation S-K:

	2022	2021
SCT Total for PEO	$3,454,405	$3,869,775
Less: Amount reported under the “Stock Awards” column in the SCT (measured at grant date)	$(2,099,969)	$(2,560,256)
Less: Amounts reported under the “Option Awards” column in the SCT	$—	$—
Add: Fair value of awards granted during the fiscal year that are outstanding and unvested as of the end of the fiscal year (measured at year end)	$300,596	$—
Add: Fair value of awards granted during the fiscal year that vested during the fiscal year (measured at vesting date)	$262,023	$2,404,402
(Deduct) add: Change in fair value as of fiscal year-end, compared to prior fiscal year-end, of awards granted in any prior fiscal year that are outstanding and unvested as of the end of the fiscal year	$—	$—
(Deduct) add: Change in fair value as of vesting date, compared to prior fiscal year-end, of awards granted in any prior fiscal year for which all vesting conditions were satisfied at fiscal year-end or during the fiscal year	$—	$421,577

Total Adjustments	$(1,537,350)	$265,723
Compensation Actually Paid to PEO	$1,917,055	$4,135,498

Assumptions used in the fair valuation of equity awards for the adjustments described above to calculate compensation actually paid to the PEO were not materially different from those used in the Company’s grant date fair value calculations as described in Notes 2 and 3 to the SCT.

(4)      The dollar amounts reported represent the average of the amounts reported for the non-PEO NEOs for the applicable fiscal year in the “Total” column of the SCT.

(5)      The following table sets forth the adjustments made, on an average basis, to the average SCT total for each year represented in the pay versus performance table to arrive at “average compensation actually paid” to our non-PEO NEOs:

	2022	2021
Average SCT Total for Non-PEO NEOs	$2,001,893	$2,494,090
Less: Amount reported under the “Stock Awards” column in the SCT (measured at grant date)	$(1,113,359)	$(1,853,419)
Less: Amounts reported under the “Option Awards” column in the SCT	$—	$—
Add: Fair value of awards granted during the fiscal year that are outstanding and unvested as of the end of the fiscal year (measured at year end)	$175,926	$1,170,559
Add: Fair value of awards granted during the fiscal year that vested during the fiscal year (measured at vesting date)	$187,152	$1,251,984
(Deduct) add: Change in fair value as of fiscal year-end, compared to prior fiscal year-end, of awards granted in any prior fiscal year that are outstanding and unvested as of the end of the fiscal year	$—	$—
(Deduct) add: Change in fair value as of vesting date, compared to prior fiscal year-end, of awards granted in any prior fiscal year for which all vesting conditions were satisfied at fiscal year-end or during the fiscal year	$—	$412,108
Total Adjustments	$(750,281)	$981,232
Average Compensation Actually Paid to Non-PEO NEOs	$1,158,036	$2,783,256

Assumptions used in the fair valuation of equity awards for the adjustments described above to calculate average compensation actually paid to the Non-PEO NEOs were not materially different from those used in the Company’s grant date fair value calculations as described in Notes 2 and 3 to the SCT.

(6)      The amounts reported represent the measurement period value of an investment of $100 in our stock on December 31, 2020 (the last trading day before the 2021 fiscal year), and then valued again on each of December 31, 2021 (the last trading day of the 2021 fiscal year) and December 30, 2022 (the last trading day of the 2022 fiscal year), based on the closing price per share of the Company’s Class B common stock as of such dates.

(7)      The amounts reported represent net loss for the applicable fiscal year calculated in accordance with generally accepted accounting principles in the United States. The year ended December 31, 2022 includes a $(350,315) impairment of goodwill and franchise rights.

Narrative Disclosure to Pay Versus Performance Table

The graphs below display the relationship between compensation actually paid to the PEO and the average compensation actually paid to the non-PEO NEOs and the Company’s total shareholder return (based on a fixed investment of $100 on December 31, 2020) and net loss for the years presented.

Compensation Actually Paid vs. TSR
Compensation Actually Paid ($000)
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$-
Value of Initial $100 Investment (TSR)
$150
$100
$50
$0
2021
2022
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Non-PEO NEO's
Total Shareholder Return

Compensation Actually Paid vs. Net Income
Compensation Actually Paid ($000)
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$-
Net Income ($M)
$0
-$50,000
-$100,000
-$150,000
-$200,000
-$250,000
-$300,000
2021
2022
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Non-PEO NEO’s
Net income (Loss)

EXECUTIVE OFFICERS

Name	Age	Position
Mark Tkach	66	Interim Chief Executive Officer and Director
Blake Lawson	52	Chief Financial Officer
Michael Francis	57	Chief Legal Officer and Secretary

The following is certain biographical information describing the business experience of our executive officers as of the date of this filing who do not serve as directors. Mr. Tkach’s biography appears earlier in this proxy statement. See “Directors Nominees.”

Blake Lawson, 52, has served as Chief Financial Officer since January 19, 2023. In his role as RumbleOn’s Chief Financial Officer, Mr. Lawson will be responsible for leading RumbleOn’s financial strategy, accounting, tax, treasury, planning & analysis, and finance operations. Previously Mr. Lawson served as Chief Financial Officer for the RideNow group of powersports retailers, and the Coulter Automotive Group, since 2020. Before RideNow, Mr. Lawson served in several key financial roles, including Chief Financial Officer for American Powersports since 2011, Corporate Controller since 2006 and he began his powersports experience as a consultant and trainer for ADP “Lightspeed” from 2001 through 2006. Mr. Lawson holds a Bachelor of Arts from the University of Utah, and a Master of Business Administration from the Thunderbird School of Global Management. Mr. Lawson has been a certified public accountant (CPA) since 2015.

Michael Francis, 57, has served as Chief Legal Officer and Secretary since August 1, 2021. Mr. Francis has extensive experience in public and private securities transactions, corporate governance and compliance matters, mergers and acquisitions, and private equity investments. Mr. Francis has worked with Marshall Chesrown and the late Steve Berrard since 2016, supporting the creation of RumbleOn, and continued through its ultimate launch, its IPO and NASDAQ listing in 2017. Before 2016, Mr. Francis had worked with Mr. Berrard from the time he joined Akerman LLP in many of Mr. Berrard’s business ventures in both the public and private sectors. Mr. Francis joined Akerman LLP in 1997 and served as outside counsel to numerous companies during his time with the firm. Mr. Francis has a robust history of guiding companies through corporate development initiatives including IPOs, debt and equity capital raises, and M&A transactions, as well as serving as day-to-day corporate legal counsel for companies across multiple industries. Mr. Francis also served as in-house counsel to Lennar Corporation from 2005 to 2007 before returning to Akerman as a Partner in 2008. Mr. Francis earned his J.D. from Harvard Law School and his Bachelor of Arts in Philosophy from the University of Florida.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. In accordance with the SEC rules, shares of our common stock that may be acquired upon exercise or vesting of equity awards within 60 days of the date of the table below are deemed beneficially owned by the holders of such options and are deemed outstanding for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage of ownership of any other person.

As of May 26, 2023, 50,000 shares of Class A common stock and 16,534,504 shares of Class B common stock were issued and outstanding. The following table sets forth information with respect to the beneficial ownership of our common stock as of May 26, 2023, by (i) each of our executive officers, directors, and director nominees, (ii) all of our executive officers and directors as a group, and (iii) each stockholder known by us to be the beneficial owner of more than 5% of our common stock. To the best of our knowledge, except as otherwise indicated, each of the persons named in the table has sole voting and investment power with respect to the shares of common stock beneficially owned by such person, except to the extent such power may be shared with a spouse. To our knowledge, none of the shares listed below are held under a voting trust or similar agreement, except as noted. To our knowledge, there is no arrangement, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in control of our Company.

Unless otherwise noted below, the address of each person listed on the table is c/o RumbleOn, Inc., 901 W. Walnut Hill Lane, Irving, Texas 75038.

Beneficial Owner Executive Officers, Directors, and Director Nominees	Class A Common Stock Beneficially Owned	Percentage of Class A Common Stock Beneficially Owned (%)(1)	Class B Common Stock Beneficially Owned	Percentage of Class B Common Stock Beneficially Owned (%)(2)
Mark Tkach(3)	—	—%	2,621,028	15.9%
Blake Lawson(4)	—	—%	21,022	* %
Michael Francis(5)	—	—%	36,128	* %
Adam Alexander(6)	—	—%	28,799	* %
Marshall Chesrown(7)	43,750	87.5%	252,541	1.5%
William Coulter(8)	—	—%	2,621,405	15.9%
Melvin Flanigan	—	—%	—	—%
Shin Lee(9)	—	—%	6,799	* %
Michael Marchlik(10)	—	—%	29,799	* %
Rebecca C. Polak(11)	—	—%	987	* %
Steven Pully(12)	—	—%	950	* %
Kevin Westfall(13)	—	—%	35,608	* %
All executive officers and directors as a group (11 persons)(14)	43,750	87.5%	3,034,959	18.3%

Beneficial Ownership of 5% or more:
Ophir Global Opportunities Fund(15)	—	—%	985,270	6.0%
Stone House Capital Management, LLC(16)	—	—%	1,800,000	10.9%
Nantahala Capital Management, LLC(17)	—	—%	1,489,391	9.0%
FMR LLC(18)	—	—%	1,795,080	10.9%
Berrard Holdings LP(19)	6,250	12.5%	84,501	* %

____________

*        Represents beneficial ownership of less than 1%.

(1)      Based on 50,000 shares of Class A common stock issued and outstanding as of the Record Date. The Class A common stock has ten votes for each share.

(2)      Based on 16,534,504 shares of Class B common stock issued and outstanding as of the Record Date. The Class B common stock has one vote for each share.

(3)      Based on Amendment No. 1 to the Schedule 13D filed on March 15, 2023, by Mark Tkach which reported that, as of March 15, 2023, Mark Tkach beneficially owned 2,621,028 shares of our outstanding Class B common stock, with sole dispositive power over 2,621,028 shares of our Class B common stock. The address for Mark Tkach is 1188 East Camelback Road, Phoenix, AZ 85014.

(4)      As of the Record Date, Mr. Lawson exercises sole voting and dispositive power over 18,371 shares of Class B common stock and 2,651 shares of Class B common stock issuable upon the vesting of RSUs.

(5)      As of the Record Date, Mr. Francis exercises sole voting and dispositive power over 29,356 shares of Class B common stock and 6,772 shares of Class B common stock issuable upon the vesting of RSUs.

(6)      As of the Record Date, Mr. Alexander exercises sole voting and dispositive power over 27,100 shares of Class B common stock and 1,699 shares of Class B common stock issuable upon the vesting of RSUs.

(7)      As of the Record Date, Mr. Chesrown exercises sole voting and dispositive power over 21,071 shares of Class B common stock issuable upon the vesting of RSUs. As of the Record Date, Mr. Chesrown has voting power representing approximately 4.0% of our outstanding Class A and Class B common stock.

(8)      Based on Amendment No. 1 to the Schedule 13D filed on March 15, 2023, by William Coulter which reported that, as of March 15, 2023, William Coulter beneficially owned 2,621,405 shares of our outstanding Class B common stock, with sole dispositive power over 2,621,405 shares of our Class B common stock. The address for William Coulter is 1188 East Camelback Road, Phoenix, AZ 85014.

(9)      As of the Record Date, Ms. Lee exercises sole voting and dispositive power over 5,100 shares of Class B common stock and 1,699 shares of Class B common stock issuable upon the vesting of RSUs.

(10)    As of the Record Date, Mr. Marchlik exercises sole voting and dispositive power over 28,100 shares of Class B common stock and 1,699 shares of Class B common stock issuable upon the vesting of RSUs.

(11)    As of the Record Date, Ms. Polak exercises sole voting and dispositive power over 987 shares of Class B common stock issuable upon the vesting of RSUs.

(12)    As of the Record Date, Mr. Pully exercises sole voting and dispositive power over 950 shares of Class B common stock issuable upon the vesting of RSUs.

(13)    As of the Record Date, Mr. Westfall exercises sole voting and dispositive power over 33,909 shares of Class B common stock and 1,699 shares of Class B common stock issuable upon the vesting of RSUs.

(14)    As of the Record Date, all directors and executive officers as a group have voting power representing approximately 20.4% of our outstanding Class A and Class B common stock.

(15)    Based on the Schedule 13G filed on February 14, 2022, by Ophir Global Opportunities Fund which reported that, as of February 14, 2022, Ophir Global Opportunities Fund beneficially owned 985,270 shares of our outstanding Class B common stock, with sole dispositive power over 985,270 shares of our Class B common stock. The address for Ophir Global Opportunities Fund is Level 26, Governor Philip Tower One Farrer Place, Sydney, NSW 2000.

(16)    Based on the Amendment No. 1 to Schedule 13G filed on April 12, 2023, by Stone House Capital Management, LLC which reported that, as of April 10, 2023, Stone House Capital Management, LLC beneficially owned 1,800,00 shares of our outstanding Class B common stock, with shared dispositive power over 1,800,000 shares of our Class B common stock. The address for Stone House Capital Management, LLC is 1019 Kane Concourse, Suite 202, Bay Harbor Islands, Florida 33154.

(17)    Based on Amendment No. 1 to the Schedule 13G filed on February 14, 2023, by Nantahala Capital Management, LLC which reported that, as of December 31, 2022, Nantahala Capital Management, LLC beneficially owned 1,489,391 shares of our outstanding Class B common stock, with shard dispositive power over 1,489,391 shares of our Class B common stock. The address for Nantahala Capital Management, LLC is 130 Main St. 2nd Floor, New Canaan, CT 06840.

(18)    Based on Amendment No. 1 to the Schedule 13G filed on February 9, 2023, by FMR LLC which reported that, as of February 9, 2023, FMR LLC beneficially owned 1,795,080 shares of our outstanding Class B common stock, with sole dispositive power over 1,795,080 shares of our Class B common stock. The address for FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.

(19)    Shares are owned directly through BHLP. Subsequent to Steven Berrard’s death on June 7, 2021, Thomas Hawkins serves as trustee of Mr. Berrard’s estate, and in such capacity has the sole power to vote and the sole power to dispose of the shares of Class A and Class B common stock which may be deemed to beneficially owned by BHLP. As of the Record Date, BHLP has voting power representing less than 1% of our outstanding Class A and Class B common stock.

AUDIT FEES

On May 22, 2023, following discussions with the Chairman of the Audit Committee, Grant Thornton LLP (“Grant Thornton”), the Company’s independent registered public accounting firm (“Independent Accountant”), advised the Company that it would not stand for re-appointment as the Company’s Independent Accountant for the year ending December 31, 2023. Grant Thornton will continue its engagement in connection with the quarterly periods ending June 30, 2023 and September 30, 2023, if requested. The Company has begun the process of evaluating other independent registered public accounting firms to replace Grant Thornton.

Grant Thornton has served as the Company’s Independent Accountant since May 26, 2022 and previously served as the Company’s Independent Accountant from November 19, 2019 to June 29, 2021, when the Audit Committee approved the dismissal of Grant Thornton as the Company’s Independent Accountant. Grant Thornton audited the Company’s financial statements as of and for the year ended December 31, 2022 and previously as of and for the years ended December 31, 2020 and December 31, 2019. Grant Thornton’s reports on the Company’s financial statements as of and for the years ended December 31, 2022 and December 31, 2020 did not contain any adverse opinion or disclaimer of opinion, nor was either report qualified or modified as to uncertainty, audit scope, or accounting principles. Grant Thornton’s report on the Company’s financial statements as of and for the year ended December 31, 2019 included an explanatory paragraph regarding the Company’s ability to continue as a going concern, but otherwise did not contain any adverse opinion or disclaimer of opinion, nor was the report qualified or modified as to uncertainty, audit scope, or accounting principles.

During the years ended December 31, 2022 and 2021 and the subsequent interim period through May 22, 2023, there were (i) no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grant Thornton, would have caused Grant Thornton to make a reference to the subject matter thereof in connection with its report on the Company’s financial statements for the year ended December 31, 2022 and (ii) no “reportable events” (as that term is defined in item 304(a)(1)(v) of Regulation S-K and the related instructions), except that Grant Thornton issued an adverse opinion on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2022 as a result of a material weakness in the Company’s internal control over financial reporting as disclosed in its Annual Report on Form 10-K for the year ended December 31, 2022.

Previously, on May 24, 2022, following discussions with the Audit Committee, the Company and Forvis LLP (formally Dixon Hughes Goodman LLP (“Forvis”)) agreed that Forvis would not stand for re-appointment as the Company’s Independent Accountant. Forvis was engaged as the Company’s Independent Accountant from June 29, 2021 to May 24, 2022 and audited the Company’s financial statements as of and for the year ended December 31, 2021. Forvis’ report on the Company’s financial statements as of and for the year ended December 31, 2021 did not contain any adverse opinion or disclaimer of opinion, nor was the report qualified or modified as to uncertainty, audit scope, or accounting principles.

During the years ended December 31, 2021 and 2020 and the subsequent interim period through May 24, 2022, there were (i) no “disagreements” between the Company and Forvis on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Forvis, would have caused Forvis to make a reference to the subject matter thereof in connection with its report on the Company’s financial statements for the year ended December 31, 2021 and (ii) no “reportable events,” except that Forvis issued an adverse opinion on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2021 as a result of a material weakness in the Company’s internal control over financial reporting as disclosed in its Annual Report on Form 10-K for the year ended December 31, 2021.

Representatives of Grant Thornton are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions.

The following table sets forth Grant Thornton’s and Forvis’ fees for the years ended December 31, 2022 and December 31, 2021, respectively.

	2022	2021
Audit Fees(1)	$2,115,886	$2,688,420
Audit Related Fees(2)	$—	$37,000
Tax Fees	$—	$—
All Other Fees	$—	$—
Total	$2,115,886	$2,725,420

____________

(1)      Includes fees of audits for our annual financial statements, reviews of the related quarterly financial statements, and services that are normally provided by the independent accountants in connection with statutory and regulatory filings or engagements, including reviews of documents filed with the SEC.

(2)      Includes the review of Current Reports on Form 8-K and comfort letters in connection with public offerings.

POLICY FOR APPROVAL OF AUDIT AND PERMITTED NON-AUDIT SERVICES

The Audit Committee has adopted a policy and related procedures requiring its pre-approval of all audit and non-audit services to be rendered by its independent registered public accounting firm. These policies and procedures are intended to ensure that the provision of such services do not impair the independent registered public accounting firm’s independence. These services may include audit services, audit related services, tax services and other services. The policy provides for the annual establishment of fee limits for various types of audit services, audit related services, tax services and other services, within which the services are deemed to be pre-approved by the Audit Committee. The independent registered public accounting firm is required to provide to the Audit Committee back up information with respect to the performance of such services.

All services provided by Grant Thornton during the year ended December 31, 2022 and Forvis during the year ended December 31, 2021 were approved by the Audit Committee. The Audit Committee has delegated to its Chair the authority to pre-approve services, up to a specified fee limit, to be rendered by the independent registered public accounting firm and requires that the Chair report to the Audit Committee any pre-approved decisions made by the Chair at the next scheduled meeting of the Audit Committee.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for establishing and maintaining adequate internal control over financial reporting for preparing the financial statements and for the report process. The Audit Committee members do not serve as professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management or the independent public accounting firm. The Audit Committee hereby reports as follows:

1.      The Audit Committee has reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2022 with management.

2.      The Audit Committee has discussed with Grant Thornton LLP (“Grant Thornton”) the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the U.S. Securities and Exchange Commission (the “SEC”).

3.      The Audit Committee has received the written disclosures and the letter from Grant Thornton required by applicable requirements of the PCAOB regarding Grant Thornton’s communications with the Audit Committee concerning independence and has discussed Grant Thornton’s independence with representatives of Grant Thornton.

Based on the review and discussion referred to above, the Audit Committee recommended to the Board that the audited financial statements for the year ended December 31, 2022 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as amended, filed with the SEC.

The foregoing has been furnished by the Audit Committee:

Michael Marchlik

Shin Lee

Kevin Westfall

Melvin Flanigan was appointed to the Audit Committee on June 15, 2023 and Steven Pully was appointed to the Audit Committee on May 11, 2023 and neither participated in the matters referred to above in the report of the Audit Committee.

This “Audit Committee Report” is not “Soliciting Material,” is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL 2: SAY ON PAY PROPOSAL

Background of the Proposal

The Dodd-Frank Act requires all public companies to hold a separate non-binding advisory stockholder vote to approve the compensation of executive officers as described in the executive compensation tables and any related information in each such company’s proxy statement (commonly known as a “Say on Pay” proposal). Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, we are holding a separate non-binding advisory vote on Say on Pay at the Annual Meeting.

Say on Pay Resolution

This Say on Pay proposal is set forth in the following resolution:

RESOLVED, that the stockholders of RumbleOn, Inc. approve, on an advisory basis, the compensation of its named executive officers, as disclosed in the RumbleOn, Inc.’s Proxy Statement for the 2023 Annual Meeting of Stockholders, pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables, and any related information found in the proxy statement of RumbleOn, Inc.

Because your vote on this proposal is advisory, it will not be binding on the Board, the Compensation Committee or the Company. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

Vote Required and Board Recommendation

The vote required for the Say on Pay Proposal is a majority of the stock having voting power present in person or represented by proxy at the Annual Meeting. The Board recommends a vote “FOR” the Say on Pay Proposal.

PROPOSAL 3: FREQUENCY OF SAY ON PAY PROPOSAL

Background of the Proposal

The Dodd-Frank Act also requires all public companies to hold a separate non-binding advisory stockholder vote with respect to the frequency of the vote on the Say on Pay proposal thereafter. Companies must give stockholders the choice of whether to cast an advisory vote on the Say on Pay proposal every year, every two years, or every three years (commonly known as the “Frequency Vote of Say on Pay”). Stockholder may also abstain from making a choice. After such initial votes are held, the Dodd-Frank Act requires all public companies to submit to their stockholder no less often than every six years thereafter the Frequency Vote of Say on Pay. Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, we are holding a separate non-binding advisory vote on the frequency of Say on Pay in future years at the Annual Meeting. At our 2017 Annual Meeting, 99% of the votes cast indicated their preference for an annual holding of the advisory vote on executive compensation. The Board accepted our stockholders’ recommendation and currently, stockholders are provided with the opportunity to cast an advisory vote to approve the compensation of our named executive officers every year.

Frequency Vote of Say on Pay

The Board believes that giving our stockholders the right to cast an advisory vote every year on their approval of the compensation arrangements of our named executive officers provides the Board sufficient time to thoughtfully evaluate and respond to stockholder input and effectively implement changes, as needed, to our executive compensation program.

Although the Board recommends that the Say on Pay proposal be voted on every year, our stockholders will be able to specify one of four choices for the Frequency Vote of Say on Pay proposal as follows: (i) one year, (ii) two years, (iii) three years, or (iv) abstain. This is an advisory vote and will not be binding on the Board or the Company, the Board may determine that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than may be indicated by this advisory vote of our stockholders. Nevertheless, the Compensation Committee will take into account the outcome of this advisory vote when considering how frequently to seek an advisory vote on Say on Pay in future years.

Vote Required and Board Recommendation

The option receiving the highest number of votes will be considered to be the preferred frequency. The Board recommends the selection of “ONE YEAR” for the frequency to provide an advisory vote on Say on Pay.

PROPOSAL 4: INCENTIVE PLAN PROPOSAL

Overview

Upon the recommendation of the Compensation Committee, the Board has approved, subject to stockholder approval, an amendment to the Plan to increase the number of shares of Class B common stock authorized for issuance under the Plan from 2,700,000 shares of Class B common stock to 3,291,461 shares of Class B common stock (the “Plan Increase”). Currently, 1,226,134 shares of Class B common stock are available for issuance under the Plan, of which 1,031,480 shares are subject to outstanding awards under the Plan and 194,654 shares remain available for future issuance under the Plan. Approval of this proposal will result in an additional 591,461 shares of Class B common stock available for issuance under the Plan. The Board recommends that the stockholders approve the Incentive Plan Proposal. The primary purpose of the Plan is to attract, retain, reward and motivate certain individuals by providing them with an opportunity to acquire or increase a proprietary interest in the Company and to incentivize them to expend maximum effort for the growth and success of the Company, so as to strengthen the mutuality of the interests between such individuals and the stockholders of the Company.

The following discussion summarizes the material terms of the Plan. This discussion is not intended to be complete and is qualified in its entirety by (i) reference to the full text of the Plan, which is available as Annex A to the Company’s 2017 Proxy Statement for the 2017 Annual Meeting of Stockholders, (ii) reference to the full text of the first amendment to the Plan, previously approved by the stockholders at the Company’s 2018 Annual Meeting of Stockholders, which is available as Annex A to the Company’s 2018 Proxy Statement for the 2018 Annual Meeting of Stockholders, (iii) reference to the full text of the second amendment to the Plan, previously approved by the Stockholders at the Company’s 2019 Annual Meeting of Stockholders, which is available as Annex A to the Company’s 2019 Proxy Statement for the 2019 Annual Meeting of Stockholders, (iv) reference to the full text of the third amendment to the Plan, previously approved by the Stockholders at the Company’s 2020 Annual Meeting of Stockholders, which is available as Annex A to the Company’s 2020 Proxy Statement for the 2020 Annual Meeting of Stockholders; (v) reference to the full text of the fourth amendment to the Plan, previously approved by the Stockholders at the Company’s 2021 Special Meeting of Stockholders, which is available as Annex F to the Company’s 2021 Proxy Statement for the 2021 Special Meeting of Stockholders; and (vi) the amendment to the Plan to effect the Plan Increase included as Annex A to this proxy statement, each of which is incorporated herein by reference.

Administration

The Plan is administered by the Compensation Committee of the Board (for purpose of this description of the Plan, the “Committee”). If no Committee exists, the independent Board members will exercise the functions of the Committee.

All grants under the Plan will be evidenced by a grant agreement (an “Award Agreement”) that will incorporate the terms and conditions as the Committee deems necessary or appropriate.

Coverage Eligibility and Grant Limits

The Plan provides for the issuance of awards (each, an “Award”) consisting of stock options (“Options”), stock appreciation rights (“SARs”), restricted stock (“Restricted Stock”), restricted stock units (“RSUs”), performance shares (“Performance Shares”) and performance units (“Performance Units”). Incentive stock options (“ISOs”) may be granted under the Plan only to our employees. Our employees, consultants, directors, independent contractors and certain prospective employees who have committed to become an employee are eligible to receive all other types of awards under the Plan (each an “Eligible Individual”).

The granting of Awards under the Plan shall be subject to the following limitation, after giving effect to the Incentive Plan Increase: a maximum of 3,291,461 shares of Class B common stock may be subject to grants of ISOs.

Shares Reserved for Issuance Under the Plan

Subject to adjustment as described below and under the section titled “Change in Control” and after giving effect to the Plan Increase, a total of 3,291,461 shares of Class B common stock may be issued pursuant to Awards granted under the Plan. Notwithstanding the foregoing, if any Award is cancelled, forfeited or terminated for any reason prior to exercise, delivery or becoming vested in full, the shares of Class B common stock that were subject to such Award shall, to the extent cancelled, forfeited or terminated, immediately become available for future Awards granted under this Plan; provided, however, that any shares of Class B common stock subject to an Award which is cancelled, forfeited or terminated in order to pay the exercise price of a stock option, purchase price or any taxes or tax withholdings on an award shall not be available for future Awards granted under this Plan.

If the outstanding shares of common stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities by reason of any recapitalization, reclassification, reorganization, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock of the Company or other increase or decrease in such shares effected without receipt of consideration by the Company, an appropriate and proportionate adjustment shall be made by the Committee to: (i) the aggregate number and kind of shares of common stock available under the Plan, (ii) the calculation of the reduction of shares of common stock available under the Plan, (iii) the number and kind of shares of common stock issuable pursuant to outstanding Awards granted under the Plan and/or (iv) the exercise price of outstanding Options or SARs granted under the Plan. No fractional shares of common stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit. Any adjustments made to any ISO shall be made in accordance with Section 424 of the Internal Revenue Code of 1986, as amended (the “Code”).

Stock Options

The Committee acting in its absolute discretion has the right to grant Options to Eligible Individuals to purchase shares of common stock. Each grant shall be evidenced by an option certificate setting forth whether the Option is an ISO, which is intended to qualify for special tax treatment under Section 422 of the Code, or a non-qualified incentive stock option (“Non-ISO”). Each Option granted under the Plan entitles the holder thereof to purchase the number of shares of common stock specified in the grant at the exercise price specified in the related option certificate. At the discretion of the Committee, the option certificate can provide for payment of the exercise price either in cash, by check, bank draft, money order, in common stock and by any other method which the Committee, in its sole and absolute discretion and to the extent permitted by applicable law, may permit.

The terms and conditions of each Option granted under the Plan will be determined by the Committee, but no Option will be granted at an exercise price which is less than the fair market value of the common stock on the grant date (generally, the closing price for the common stock on the principal securities exchange on which the common stock is traded or listed on the date the Option is granted or, if there was no closing price on that date, on the last preceding date on which a closing price was reported). In addition, if the Option is an ISO that is granted to a 10% stockholder of the Company, the Option exercise price will be no less than 110% of the fair market value of the shares of common stock on the grant date. Except for adjustments as described under “Shares Reserved for Issuance Under the Plan” above and “Change in Control” below, without the approval of the Company’s stockholders, the option price shall not be reduced after the Option is granted, an Option may not be cancelled in exchange for cash or another Award, and no other action may be made with respect to an Option that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the common stock is traded.

No Options may be exercised prior to the satisfaction of the conditions and vesting schedule provided for in the Plan and in the Award Agreement relating thereto. No Option may be exercisable more than 10 years from the grant date, or, if the Option is an ISO granted to a 10% stockholder of the Company, it may not be exercisable more than 10 years from the grant date. Moreover, no Option will be treated as an ISO to the extent that the aggregate fair market value of the common stock subject to the Option (determined as of the date the ISO was granted) which would first become exercisable in any calendar year exceeds $100,000. The Committee may not, as part of an Option grant, provide for an Option reload feature whereby an additional Option is automatically granted to pay all or a part of the Option exercise price or a part of any related tax withholding requirement.

Restricted Stock and Restricted Stock Units

The Committee may grant to such Eligible Individuals as the Committee may determine, Restricted Stock and RSUs, in such amounts and on such terms and conditions as the Committee shall determine in its sole and absolute discretion. The Committee shall impose such restrictions on any Restricted Stock and RSUs granted pursuant to the Plan as it may deem advisable including, without limitation, time-based vesting restrictions or the attainment of performance goals (“Performance Goals”). With respect to a grant of Restricted Stock, the Company may issue a certificate evidencing such Restricted Stock to the Eligible Individual or issue and hold such shares of Restricted Stock for the benefit of the Eligible Individual until the applicable restrictions expire. The Company may legend the certificate representing Restricted Stock to give appropriate notice of such restrictions. Unless otherwise provided in an Award Agreement, until the expiration of all applicable restrictions, (i) the Restricted Stock shall be treated as outstanding, (ii) the Eligible Individual holding shares of Restricted Stock may exercise full voting rights with respect to such shares, and (iii) the Eligible Individual holding shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such shares while they are so held. If any such dividends or distributions are paid in shares of common stock, such shares shall be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid. Notwithstanding anything to the contrary, at the discretion of the Committee, all such dividends and distributions may be held in escrow by the Company (subject to the same restrictions on forfeitability) until all restrictions on the respective Restricted Stock have lapsed. Holders of the RSUs shall not have any of the rights of a stockholder, including the right to vote or receive dividends and other distributions, until common stock shall have been issued in the Eligible Individual’s name pursuant to the RSUs; provided, however the Committee, in its sole and absolute discretion, may provide for dividend equivalents on vested RSUs.

Unless otherwise provided in the Plan or Award Agreement, common stock will be issued with respect to RSUs no later than March 15 of the year immediately following the year in which the RSUs are first no longer subject to a substantial risk of forfeiture as such term is defined in Section 409A of the Code and the regulations issued thereunder (“RSU Payment Date”). In the event that the Eligible Individual has elected to defer the receipt of common stock pursuant to an Award Agreement beyond the RSU Payment Date, then the common stock will be issued at the time specified in the Award Agreement or related deferral election form. In addition, unless otherwise provided in the Award Agreement, if the receipt of common stock is deferred past the RSU Payment Date, dividend equivalents on the common stock covered by the RSUs shall be deferred until the RSU Payment Date.

Stock Appreciation Rights

The Committee has the right to grant SARs to Eligible Individuals in such amounts and on such terms and conditions as the Committee shall determine in its sole and absolute discretion. Unless otherwise provided in an Award Agreement, the terms and conditions (including, without limitation, the limitations on the exercise price, exercise period, repricing and termination) of the SAR shall be substantially identical to the terms and conditions that would have been applicable were the grant of the SAR a grant of an Option. Unless otherwise provided in an Award Agreement, upon exercise of a SAR the Eligible Individual shall be entitled to receive payment, in cash, in shares of common stock, or in a combination thereof, as determined by the Committee in its sole and absolute discretion. The amount of such payment shall be determined by multiplying the excess, if any, of the fair market value of a share of common stock on the date of exercise over the fair market value of a share of common stock on the grant date, by the number of shares of common stock with respect to which the SAR are then being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to a SAR by including such limitation in the Award Agreement.

Performance Shares and Performance Units

Performance Shares and Performance Units may be granted to Eligible Individuals under the Plan. The applicable Award Agreement shall set forth (i) the number of Performance Shares or the dollar value of Performance Units granted to the participant; (ii) the performance period and Performance Goals with respect to each such Award; (iii) the threshold, target and maximum shares of common stock or dollar values of each Performance Share or Performance Unit and corresponding Performance Goals; and (iv) any other terms and conditions as the Committee determines in its sole and absolute discretion. Unless otherwise provided in an Award Agreement, the Committee shall determine in its sole and absolute discretion whether payment with respect to the Performance Share or Performance Unit shall be made in cash, in shares of common stock, or in a combination thereof.

Performance Goals

Performance Goals will be based on one or more of the following criteria: (i) the Company’s enterprise value or value creation targets; (ii) the Company’s after-tax or pre-tax profits including, without limitation, that attributable to the Company’s continuing and/or other operations; (iii) the Company’s operational cash flow or working capital, or a component thereof; (iv) the Company’s operational costs, or a component thereof; (v) limiting the level of increase in all or a portion of bank debt or other of the Company’s long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee; (vi) earnings per share or earnings per share from the Company’s continuing operations; (vii) the Company’s net sales, revenues, net income or earnings before income tax or other exclusions; (viii) the Company’s return on capital employed or return on invested capital; (ix) the Company’s after-tax or pre-tax return on stockholder equity; (x) the attainment of certain target levels in the fair market value of the Company’s common stock; (xi) the growth in the value of an investment in the common stock assuming the reinvestment of dividends; and/or (xii) EBITDA (earnings before income tax, depreciation and amortization). In addition, Performance Goals may be based upon the attainment by a subsidiary, division or other operational unit of the Company of specified levels of performance under one or more of the measures described above. Further, the Performance Goals may be based upon the attainment by the Company (or a subsidiary, division, facility or other operational unit) of specified levels of performance under one or more of the foregoing measures relative to the performance of other corporations. The Committee may, in its sole and absolute discretion: (i) designate additional business criteria upon which the Performance Goals may be based; (ii) modify, amend or adjust the business criteria described herein; or (iii) incorporate in the Performance Goals provisions regarding changes in accounting methods, corporate transactions (including, without limitation, dispositions or acquisitions) and similar events or circumstances. Performance Goals may include a threshold level of performance below which no Award will be earned, levels of performance at which an Award will become partially earned and a level at which an Award will be fully earned.

Other Awards

Awards of shares of Class B common stock, phantom stock and other Awards that are valued in whole or in part by reference to, or otherwise based on, Class B common stock, may also be made, from time to time, to Eligible Individuals as may be selected by the Committee. Each such Award shall be evidenced by an Award Agreement between the Eligible Individual and the Company which shall specify the number of shares of Class B common stock subject to the Award, any consideration therefore, any vesting or performance requirements, and such other terms and conditions as the Committee shall determine in its sole and absolute discretion.

Non-Transferability

No Award will be transferable by an Eligible Individual other than by will or the laws of descent and distribution, and any Option or SAR will (absent the Committee’s consent) be exercisable during an Eligible Individual’s lifetime only by the Eligible Individual, except that the Committee may provide in an Award Agreement that an Eligible Individual may transfer an award to a “family member”, as such term is defined in the Form S-8 Registration Statement under the Securities Act of 1933, as amended, under such terms and conditions as specified by the Committee.

Amendments to the Plan

The Plan may be amended by the Board to the extent that it deems necessary or appropriate provided, however, that the approval of the stockholders shall be required for any amendment: (i) that changes the class of individuals eligible to receive Awards under the Plan; (ii) that increases the maximum number of shares of common stock in the aggregate that may be subject to Awards that are granted under the Plan (except as otherwise permitted under the Plan); (iii) the approval of which is necessary to comply with federal or state law or with the rules of any stock exchange or automated quotation system on which the common stock may be listed or traded; or (iv) that proposed to eliminate a requirement provided herein that the stockholders of the Company must approve an action to be undertaken under the Plan. Except as expressly provided in the Plan, no amendment, suspension or termination of the Plan shall, without the consent of the holder of an Award, alter or impair rights or obligations under any Award theretofore granted under the Plan. Awards granted prior to the termination of the Plan may extend beyond the date the Plan is terminated and shall continue subject to the terms of the Plan as in effect on the date the Plan is terminated.

Change in Control

Upon the occurrence of a Change in Control (as defined in the Plan), the Committee may, in its sole and absolute discretion, provide on a case by case basis that (i) all Awards shall terminate, provided that participants shall have the right, immediately prior to the occurrence of such Change in Control and during such reasonable period as the Committee in its sole discretion shall determine and designate, to exercise any Award, (ii) all Awards shall terminate, provided that participants shall be entitled to a cash payment equal to the price per share of common stock paid in the Change in Control transaction, with respect to shares subject to the vested portion of the Award, net of the exercise price thereof, if applicable, (iii) in connection with a liquidation or dissolution of the Company, the Awards, to the extent vested, shall convert into the right to receive liquidation proceeds net of the exercise price (if applicable), (iv) accelerate the vesting of Awards and (v) any combination of the foregoing. In the event that the Committee does not terminate or convert an Award upon a Change in Control of the Company, then the Award shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring, or succeeding corporation (or an affiliate thereof).

Federal Income Tax Consequences

The rules concerning the federal income tax consequences of Awards under the Plan are technical, and reasonable persons may differ on their proper interpretation. Moreover, the applicable statutory and regulatory provisions are subject to change, as are their interpretations and applications, which may vary in individual circumstances. Therefore, the following discussion is designed to provide only a brief, general summary description of the federal income tax consequences associated with such grants, based on a good faith interpretation of the current federal income tax laws, regulations (including certain proposed regulations) and judicial and administrative interpretations. The following discussion does not set forth (1) any federal tax consequences other than income tax consequences or (2) any state, local or foreign tax consequences that may apply.

ISOs.    In general, an employee will not recognize taxable income upon the grant or the exercise of an ISO. For purposes of the alternative minimum tax, however, the employee will be required to treat an amount equal to the difference between the fair market value of the common stock on the date of exercise over the option exercise price as an item of adjustment in computing the employee’s alternative minimum taxable income. If the employee does not dispose of the common stock received pursuant to the exercise of the ISO within either (1) two years after the date of the grant of the ISO or (2) one year after the date of the exercise of the ISO, a subsequent disposition of the common stock generally will result in long-term capital gain or loss to such individual with respect to the difference between the amount realized on the disposition and exercise price. The Company will not be entitled to any federal income tax deduction as a result of such disposition. In addition, the Company normally will not be entitled to take a federal income tax deduction on either the grant date or upon the exercise of an ISO.

If the employee disposes of the common stock acquired upon exercise of the ISO within either of the above-mentioned time periods, then in the year of such disposition, the employee generally will recognize ordinary income, and the Company will be entitled to a federal income tax deduction (provided the Company satisfies applicable federal income tax reporting requirements), in an amount equal to the lesser of (1) the excess of the fair market value of the common stock on the date of exercise over the option exercise price or (2) the amount realized upon disposition of the common stock over the exercise price. Any gain in excess of such amount recognized by the employee as ordinary income would be taxed to such individual as short-term or long-term capital gain (depending on the applicable holding period).

Non-ISOs.    An Eligible Individual will not recognize any taxable income upon the grant of a Non-ISO, and the Company will not be entitled to take an income tax deduction at the time of such grant. Upon the exercise of a Non-ISO, the Eligible Individual generally will recognize ordinary income and the Company will be entitled to a federal income tax deduction (provided the Company satisfies applicable federal income tax reporting requirements) in an amount equal to the excess of the fair market value of the common stock on the date of exercise over the option exercise price. Upon a subsequent sale of the common stock by the Eligible Individual, such individual will recognize short-term or long-term capital gain or loss (depending on the applicable holding period).

SARs.    An Eligible Individual will not recognize any taxable income upon the grant of a SAR, and the Company will not be entitled to take an income tax deduction at the time of such grant. An Eligible Individual will recognize ordinary income for federal income tax purposes upon the exercise of a SAR under the Plan for cash, common stock or a combination of cash and common stock, and the amount of income that the Eligible Individual will recognize will depend on the amount of cash, if any, and the fair market value of the common stock, if any, that the Eligible Individual receives as a result of such exercise. The Company generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the Eligible Individual in the same taxable year in which the Eligible Individual recognizes such income if the Company satisfies applicable federal income tax reporting requirements.

Restricted Stock.    The Eligible Individual who receives Restricted Stock generally will not be subject to tax until the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (the “Restrictions”). At such time the Eligible Individual will be subject to tax at ordinary income rates on the fair market value of the Restricted Stock (reduced by any amount paid by the participant for such Restricted Stock). However, an Eligible Individual who makes an election under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted shares. Any appreciation (or depreciation) realized upon a later disposition of such shares will be treated as long-term or short-term capital gain (or loss) depending upon how long the shares have been held. If a Section 83(b) election has not been made, any dividends received with respect to restricted shares that are subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the participant and not eligible for the reduced tax rate applicable to dividends. The Company generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the Eligible Individual in the same taxable year in which the Eligible Individual recognizes such income if the Company satisfies applicable federal income tax reporting requirements.

Restricted Stock Units.    Generally, no income will be recognized upon the award of RSUs. An Eligible Individual who receives RSUs generally will be subject to tax at ordinary income rates on any cash received and the fair market value of any shares of common stock or other property on the date that such amounts are transferred to the Eligible Individual under the award (reduced by any amount paid by the Eligible Individual for such RSU). The Company generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the Eligible Individual in the same taxable year in which the Eligible Individual recognizes such income.

Performance Units and Performance Shares.    No income generally will be recognized upon the grant of a Performance Unit or Performance Share. Upon payment in respect of a Performance Unit or Performance Share, the Eligible Individual generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any nonrestricted shares of common stock or other property received. The Company generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the Eligible Individual in the same taxable year in which the Eligible Individual recognizes such income.

Code Section 162(m).    In general, Section 162(m) of the Code currently provides that if, in any year, the compensation that is paid to any “covered employee” (as defined under Section 162(m)) exceeds $1,000,000 per person, any amounts that exceed the $1,000,000 threshold will not be deductible by us for federal income tax purposes.

New Stock Incentive Plan Benefits

No awards have been made with respect to the Plan Increase and as such, we have not included a New Plan Benefits table called for by Item 10 of Schedule 14A.

Vote Required and Board Recommendation

The vote required for the Incentive Plan Proposal is a majority of the stock having voting power present in person or represented by proxy at the Annual Meeting. The Board recommends a vote “FOR” the Incentive Plan Proposal.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transaction Policy

Pursuant to the Audit Committee Charter, the Audit Committee has the responsibility to review and approve all transactions with related persons, as described in Item 404 of Regulation S-K under the Exchange Act. We have been a party to the following transactions since January 1, 2021, in which the amount involved exceeds $120,000 and in which any director, executive officer, or holder of more than 5% of any class of our voting stock, or any member of the immediate family of or entities affiliated with any of them, had or will have a material interest.

Promissory Notes

In connection with the acquisition of the RideNow Transaction, the Company assumed two promissory notes totaling principal and accrued interest of approximately $2,821,000 as of August 31, 2021 due to entities controlled by Messrs. Coulter and Tkach. Amounts due under these two promissory notes have been paid in full as of December 31, 2022.

August 2021 Offering

In connection with the RideNow Transaction, on March 12, 2021, the Company and its subsidiary, NextGen Pro, LLC (“NextGen Pro”), executed a secured promissory note with BRF Finance Co., LLC (“BRF Finance”), an affiliate of B. Riley Securities, Inc., one of the underwriters in this offering, pursuant to which BRF Finance loaned the Company $2,500,000 (the “Bridge Loan”). The Bridge Loan matured on the earlier of September 30, 2021 or, after May 1, 2021, upon the issuance of debt or equity above $2,650,000. The Bridge Loan was secured by certain intellectual property assets held by NextGen Pro and interest on the loan was at a rate of 12% annually. The Bridge Loan, and all accrued interest was paid upon the closing of the RideNow Transaction.

Denmar Dixon, a former director of the Company, purchased 13,636 shares of Class B common stock in the August 2021 Offering at the public price of $33.00 per share.

RideNow Leases

In connection with the RideNow Transaction, the Company entered into related party leases for 24 properties consisting of dealerships and offices. Each related party lease is with a wholly owned subsidiary of the Company as the tenant and an entity controlled by entities affiliated with Messrs. Coulter and Tkach, as the landlord. The initial aggregate base rent payment for all 24 leases is approximately $1,229,000 per month, and each lease commenced a new 20-year term on September 1, 2021, with each lease containing annual 2% increases on base rent. During the years ended December 31, 2022 and 2021, the Company paid approximately $4,953,000 and $14,830,000, respectively in rent in relation to these leases.

Berrard Death Benefit

On September 30, 2021, the Audit Committee approved the issuance of 154,731 shares of the Company’s Class B common stock as a gift of a death benefit to the widow and children of Mr. Berrard. Also, on September 30, 2021, the Audit Committee approved a gift of a death benefit to the widow and children of Mr. Berrard in an amount equal to (1) $1,338,400, which shall be paid in equal weekly installments beginning October 1, 2021 and ending June 30, 2024 and (2) the cash bonus paid to the Company’s Chief Executive Officer each quarter over the same period ending June 30, 2024, if and when paid to the Chief Executive Officer in accordance with the Company’s executive incentive program.

RideNow Reinsurance Products

The Company sells extended service contracts, prepaid maintenance, GAP insurance, theft protection and tire and wheel products on vehicles sold to customers. Affiliate reinsurance companies previously controlled by and owned primarily by Messrs. Coulter and Tkach participated in the profits of these products sold through the RideNow locations. The total amount paid by the Company to these affiliated companies totaled approximately $139,000 during the year ended December 31, 2021. The related party relationship ended February 1, 2022.

Payments to Coulter Management Group LLLP

The Company made payments totaling approximately $250,000 to Coulter Management Group LLLP, an entity owned by Messrs. Coulter and Tkach, during the year ended December 31, 2022.

Payments to RideNow Management, LLLP

The Company made payments totaling approximately $11,000 and $479,000 to RideNow Management, LLLP, an entity owned equally by Messrs. Coulter and Tkach, during the years ended December 31, 2022 and 2021, respectively. On June 27, 2022, the Company paid off a loan of approximately $673,000 to RideNow Management LLLP.

Beach Agreement

On December 31, 2021, the Company acquired all the business assets of RNBeach, LLC (“Beach”) from Messrs. Coulter and Tkach. The total purchase price to acquire all the business assets of Beach was approximately $5,528,000, and cash paid was approximately $5,368,000.

Settlement Agreement and Related Transactions

On November 8, 2022, the Company reached a global and binding settlement with Messrs. Coulter and Tkach. The settlement agreement resolved all then pending claims before the Delaware Chancery Court, released certain potential and future claims between the parties, including matters relating to the purchase price adjustment in the RideNow Transaction, and resulted in no incremental consideration exchanging hands. Before the settlement, on October 12, 2022, Messrs. Coulter and Tkach entered into an agreement with the Company agreeing to jointly make elections under IRC Section 338(h)(10) with respect to the Company’s acquisition of the stock of C&W Motors, Inc. with the RideNow Transaction. In consideration of the tax election, the Company provided Messrs. Coulter and Tkach with $2,458,643 representing the excess tax incurred as a result of such election.

Bidpath Software License

On January 19, 2022, the Audit Committee approved, and the Company entered into two agreements with Bidpath Incorporated, a company owned by Adam Alexander, a director of the Company that provides the Company with (i) a perpetual, non-exclusive license to the then-current source code, as well as all future source code, of foundational technology for our inventory management platform, and (ii) support and maintenance services, all of which remain in development as of December 31, 2022.

The Company has made cash payments totaling approximately $3,600,000 for the license during the year ended December 31, 2022. The Company pays, on monthly basis since the agreement was signed, $30,000 for the support and maintenance services. The initial term is thirty-six (36) months but can be terminated by either party at any time by providing sixty (60) days’ notice to the other party.

Ready Team Grow, LLC

The Company paid approximately $199,000 to Ready Team Grow, LLC for employee recruiting services during the year ended December 31, 2022. Ready Team Grow, LLC is an entity owned by the domestic partner of the Company’s Chief Executive Officer.

Other

Mr. Coulter has one immediate family member who was employed by the Company during 2021 and until August 30, 2022. This family member received aggregate gross pay of approximately $279,000 and $400,000 during the years ended December 31, 2022 and 2021, respectively. Also, Mr. Tkach has two immediate family members that are, or have been, employed by the Company between January 1, 2021, and the date hereof. One of these family members was employed by the Company during 2021 and until February 21, 2022. This family member received aggregate gross pay of approximately $81,000 and $400,000 during the years ended December 31, 2022 and 2021, respectively. The other family member has received aggregate gross pay of approximately $436,000 and $400,000 during the years ended December 31, 2022 and 2021, respectively and grants of restricted stock units with respect to 15,000 shares of Class B common stock during 2021.

Proxy Settlement Agreement and Related Transactions

On June 15, 2023, the Company reached a binding settlement agreement, with Messrs. Coulter and Tkach relating to the settlement of all outstanding matters currently subject to a proxy contest at the Company’s Annual Meeting. Pursuant to the Binding Term Sheet, the Company agreed (i) to appoint Mr. Tkach and Mr. Flanigan as non-classified directors of the Company, (ii) to appoint Mr. Pully Chairman of the Board, (iii) to name Mr. Coulter as a Board observer until the Annual Meeting, subject to a mutually agreeable non-disclosure agreement, (iv) to appoint Mses. Lee (chair) and Polak and Mr. Flanigan to the N&CG Committee, (v) to appoint Messrs. Flanigan (chair), Pully and Westfall to the Audit Committee, (vi) to appoint Ms. Polak (chair) and Messrs. Flanigan and Pully to the Compensation Committee, and (vii) to appoint Messrs. Tkach (chair), Pully, Westfall, and Coulter (non-voting until such time he is appointed to Board) and Mses. Lee and Polak to the Executive Transition Committee. The parties have agreed that Mr. Pully’s role as Chairman and the composition of the committees of the Board shall remain unchanged until at least the conclusion of the Standstill Agreement Period (defined below), unless the Stockholders consent in writing otherwise. Also, for a period of 90 days following execution of the Binding Term Sheet, Messrs. Coulter and Tkach agree to vote as recommended by the Board at any annual meeting or special meeting of the Company’s stockholders, and to refrain from calling any special meetings of the Company’s stockholders, granting or soliciting proxies (other than to named proxies included in the Company’s proxy card for any stockholder meeting), or making any nominations or proposals at any annual or special meetings of stockholders (the “Standstill Agreement Period”). The Company has agreed to reimburse the reasonable, documented, out of pocket advisor fees incurred by Messrs. Coulter and Tkach in connection with their proxy contest, which are estimated to be $2.5 million.

On June 16, 2023, the Company entered into a binding term sheet with Mr. Tkach for his service as Interim Chief Executive Officer (the “Tkach Employment Term Sheet”). The Tkach Employment Term Sheet has an initial term of six months and may be extended by mutual agreement between the Company and Mr. Tkach. Pursuant to the Tkach Employment Term Sheet, Mr. Tkach will receive an annualized salary of $700,000 and Mr. Tkach will receive a grant of RSUs with a grant date fair value equal to $500,000 upon the filing of the Company’s earnings for the quarter ended June 30, 2023 (the “Tkach Bonus”). The Tkach Bonus will vest 50% on September 16, 2023 and the remaining 50% on December 16, 2023.

OTHER MATTERS

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 requires that RumbleOn’s directors, executive officers and persons who beneficially own 10% or more of RumbleOn’s common stock file with the SEC initial reports of ownership and reports of changes in ownership of our stock and our other equity securities. To RumbleOn’s knowledge, based solely on a review of the copies of such reports furnished to RumbleOn and written representations that no other reports were required, during the year ended December 31, 2022, all such filing requirements applicable to RumbleOn’s directors, executive officers and greater than 10% beneficial owners were complied with except for Messrs. Chesrown and Levy and Ms. Rath, who each filed one late report for one transaction each; Mr. Sahai, who filed two late reports for an aggregate of two transactions; Messrs. Alexander, Dixon, Marchlik, and Westfall, who each filed two late reports for an aggregate of two transactions each; Ms. Lee, who filed one late report for one transaction; and Mr. Sahai filed a late Form 3.

Copies of Form 10-K

A copy of our Annual Report on Form 10-K for the year ended December 31, 2022, as amended, without exhibits, is being mailed with this proxy statement. Stockholders are referred to the Form 10-K for financial and other information about the Company.

Additional copies of our Annual Report on Form 10-K for the year ended December 31, 2022, as amended, may be obtained without charge by writing to Investor Relations, RumbleOn, Inc., 901 W. Walnut Hill Lane, Irving, Texas 75038. Exhibits will be furnished upon request. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of such site is http://www.sec.gov.

Annex A

FIFTH AMENDMENT TO THE

RUMBLEON, INC.

2017 STOCK INCENTIVE PLAN

WHEREAS, RumbleOn, Inc., a Nevada corporation (the “Company”), currently maintains and sponsors the RumbleOn, Inc. 2017 Stock Incentive Plan (the “Plan”); and

WHEREAS, Section 14(k) of the Plan provides that the Board of the Directors of the Company (“Board”) may amend the Plan from time to time; and

WHEREAS, the Board has determined it to be in its best interests to amend the Plan as set forth herein; and

NOW, THEREFORE, effective upon the Company’s Stockholders’ approval as set forth in Section 14(k) of the Plan, the following amendment to the Plan is hereby adopted:

1.      The last sentence of Section 5(a) of the Plan shall be amended and restated to read as follows: “The maximum number of shares of Class B common stock that may be issued pursuant to Awards granted under the Plan shall be 3,291,461.”

2.      Section 5(b) of the Plan shall be amended and restated to read as follows:

“Limitations on Incentive Stock Options. With respect to the shares of Class B common stock issuable pursuant to this Section, a maximum of 3,291,461 of such shares may be subject to grants of Incentive Stock Options.”

3.      Except as modified by this Amendment, all of the terms and conditions of the Plan shall remain valid and in full force and effect.

IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Company, has executed this instrument as of the ____ day of __________ 2023, on behalf of the Company.

RUMBLEON, INC.
By:
Name:
Title:

Annex A-1

RumbleOn, Inc. 2023 Annual Meeting of Stockholders July 14, 2023 at 8:00 a.m. Central Time This proxy is solicited by the Board of Directors The undersigned hereby constitutes and appoints Mark Tkach and Mathew Grynwald and each of them as proxies, each with full power of substitution, and authorizes each of them to represent and to vote all of the shares of RumbleOn, Inc. (“RumbleOn”) Class A or Class B common stock that the undersigned is entitled to vote at the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of RumbleOn in such manner as they, or either of them, may determine on any matters that may properly come before the Annual Meeting or any postponements or adjournments thereof and to vote on the matters set forth on the reverse side as directed by the undersigned. The Annual Meeting will be held at our Field SupportCenterinTexasat901W.WalnutHillLane,Irving,Texas75038onJuly14,2023,at8:00a.m.CentralTime.The undersigned hereby revokes any proxies previouslygiven. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. (Continued and to be marked, dated, and signed on other side) PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING The Annual Report and Proxy Statement are available at: http://viewproxy.com/RumbleOn/2023

Please mark your votes like this THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 AND 4 AND “ONE YEAR” FOR PROPOSAL 3. 1.Election of two Class II directors, serving for a term until the 2026 Annual Meeting of Stockholders, or until their successors are duly elected andqualified01WilliamCoulter FOR 02MelvinFlanigan WITHHELD 4. To approve an amendment to the RumbleOn, Inc. 2017 Stock Incentive Plan (the “Plan”) to increase the number of shares of Class B common stock authorized for issuance under the Plan. FOR AGAINST ABSTAIN 2.Advisory approval of the Company’s executive compensation (“Say onPay”). 5. To transact any other business that is properly presented at the Annual Meeting or any adjournments or postponements of the Annual Meeting. FOR AGAINST ABSTAIN 3.Advisory non-binding approval of frequency of future advisory votes on executive compensation. 1 YEAR 2 YEARS 3 YEARS ABSTAIN Please indicate if you plan to attend this meeting DO NOT PRINT IN THIS AREA (Shareholder Name & Address Data) DateSignature Signature(JointOwners) Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. CONTROL NUMBER PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. CONTROL NUMBER PROXY VOTING INSTRUCTIONS Please have your 11-digit Control Number ready when voting by Internet or telephone INTERNET Vote Your Proxy on the Internet: Go to www.AALvote.com/RMBL Have your proxy card available when you access the above website. Follow the prompts to vote your shares. TELEPHONE Vote Your Proxy by Phone: Call 1 (866) 804-9616 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. MAIL Vote Your Shares by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.